Exhibit 10.7

                               PURCHASE AGREEMENT

                                  BY AND AMONG

                          DOLLAR FINANCIAL GROUP, INC.

                                  AS PURCHASER,

                               DFG HOLDINGS, INC.,

                      ANY KIND CHECK CASHING CENTERS, INC.,

                       THE PERSONS LISTED ON SCHEDULE II,
                              AS THE SHAREHOLDERS,

                     U.S. CHECK EXCHANGE LIMITED PARTNERSHIP

                       THE PERSONS LISTED ON SCHEDULE III,
                             AS THE LIMITED PARTNERS

                                       AND

                               GEORGE H. BRIMHALL
                                INDIVIDUALLY, AND
                         AS THE SELLERS' REPRESENTATIVE






                           Dated as of August 8, 1996

                                TABLE OF CONTENTS
                                ------------------


     Section                                                     Page
     -------                                                     ----

                                    ARTICLE I

             SALE AND PURCHASE OF SHARES AND LP INTERESTS           2
     1.1        Sale and Purchase of Shares and LP Interests        2
                --------------------------------------------
     1.2        Assets                                              2
                ------
     1.3        Excluded Assets                                     4
                ---------------
     1.4        Apportionments                                      5
                --------------
     1.5        Capital Expenditures                                5
                --------------------
                                   ARTICLE II

             PURCHASE PRICE AND PAYMENT                             6
     2.1        Amount of Purchase Price                            6
                ------------------------
     2.2        Payments of Cash                                    6
                ----------------
     2.3        Issuance of DFG Common Stock                        6
                ----------------------------
     2.4        Certification of Amount of Cash on Hand             7
                ---------------------------------------
     2.5        Ralph's Kiosk Contract                              7
                ----------------------
     2.6        Post-Closing Adjustment                             8
                -----------------------
                                   ARTICLE III

             CLOSING AND TERMINATION                                9
     3.1        Closing Date                                        9
                ------------
     3.2        Termination of Agreement                            9
                ------------------------
     3.3        Procedure Upon Termination                         10
                --------------------------
     3.4        Effect of Termination                              10
                ---------------------
                                   ARTICLE IV

             REPRESENTATIONS AND WARRANTIES OF THE SELLERS         10
     4.1        Organization and Good Standing                     11
                ------------------------------
     4.2        Authorization of Agreement                         11
                --------------------------
     4.3        Capitalization                                     11
                --------------
     4.4        Subsidiaries and Other Interests                   12
                --------------------------------
     4.5        Corporate Records                                  12
                -----------------
     4.6        Conflicts; Consents of Third Parties               13
                ------------------------------------
     4.7        Ownership and Transfer of Shares and LP Interests  13
                -------------------------------------------------
     4.8        Financial Statements                               14
                --------------------
     4.9        No Undisclosed Liabilities                         14
                --------------------------
     4.10       Absence of Certain Developments                    14
                -------------------------------
     4.11       Taxes                                              16
                -----
     4.12       Real Property                                      18
                -------------
     4.13       Tangible Personal Property                         20
                --------------------------

     Section                                                      Page
     -------                                                      ----

     4.14       Intangible Property                                20
                -------------------
     4.15       Material Contracts                                 21
                ------------------
     4.16       Employee Benefits                                  22
                -----------------
     4.17       Labor                                              24
                -----
     4.18       Litigation                                         24
                ----------
     4.19       Compliance with Laws                               24
                --------------------
     4.20       Environmental Matters                              25
                ---------------------
     4.21       Insurance                                          26
                ---------
     4.22       Payables                                           26
                --------
     4.23       Related Party Transactions                         26
                --------------------------
     4.24       ADA Matters                                        26
                -----------
     4.25       Banks                                              27
                -----
     4.26       Consumer Loans; Louisiana Pay Day Loans            27
                ---------------------------------------
     4.27       Financial Advisors                                 28
                ------------------
     4.28       Capital Expenditures                               28
                --------------------
     4.29       Name                                               28
                ----
     4.30       Investment Intention                               28
                --------------------
                                    ARTICLE V

             REPRESENTATIONS AND WARRANTIES OF PURCHASER AND DFG   28
     5.1        Organization and Good Standing                     28
                ------------------------------
     5.2        Authorization of Agreement                         29
                --------------------------
     5.3        Conflicts; Consents of Third Parties               29
                ------------------------------------
     5.4        Litigation                                         30
                ----------
     5.5        Investment Intention                               30
                --------------------
     5.6        Financial Advisors                                 30
                ------------------
     5.7        DFG Common Stock                                   30
                ----------------

                                   ARTICLE VI

             COVENANTS                                             30
     6.1        Access to Information                              30
                ---------------------
     6.2        Conduct of the Business Pending the Closing        31
                -------------------------------------------
     6.3        Consents                                           34
                --------
     6.4        Consents to Real Property Leases;
                ---------------------------------
                  Releases of Personal Guarantees                  34
                  -------------------------------
     6.5        No Solicitation                                    34
                ---------------
     6.6        Preservation of Records                            35
                -----------------------
     6.7        Publicity                                          35
                ---------
     6.8        Repayment of Loans; Turn Over of Funds             35
                --------------------------------------
     6.9        Use of Name                                        36
                -----------
     6.10       Non-Competition Agreements                         36
                --------------------------
     6.11       Seller Releases                                    36
                ---------------
     6.12       Employee Benefits and Employment                   36
                --------------------------------
     6.13       Tax Matters                                        36
                -----------

     Section                                                      Page
     -------                                                      ----

                                   ARTICLE VII

             CONDITIONS TO CLOSING                                 39
     7.1        Conditions Precedent to Obligations of Purchaser   39
                ------------------------------------------------
     7.2        Conditions Precedent to Obligations of the Sellers 41
                --------------------------------------------------
                                  ARTICLE VIII

             DOCUMENTS TO BE DELIVERED                             42
     8.1        Documents to be Delivered by the Sellers           42
                ----------------------------------------
     8.2        Documents to be Delivered by the Purchaser and DFG 44
                --------------------------------------------------
                                   ARTICLE IX

             INDEMNIFICATION                                       44
     9.1        Survival                                           44
                --------
     9.2        General Indemnification                            45
                -----------------------
     9.3        Limitations on Indemnification for Breaches of
                ----------------------------------------------
                Representations and Warranties                     49
                ------------------------------
     9.4        Indemnification Procedures                         49
                --------------------------
     9.5        Tax Matters                                        50
                -----------
     9.6        Employee Benefits and Labor Indemnity              51
                -------------------------------------
     9.7        Waiver of Subrogation and Other Rights             51
                --------------------------------------
     9.8        Right of Offset                                    52
                ---------------
     9.9        Treatment of Payment                               52
                --------------------
                                    ARTICLE X

             MISCELLANEOUS                                         52
     10.1       Certain Definitions                                52
                -------------------
     10.2       Expenses                                           62
                --------
     10.3       Specific Performance                               62
                --------------------
     10.4       Further Assurances                                 62
                ------------------
     10.5       Arbitration                                        62
                -----------
     10.6       Entire Agreement; Amendments and Waivers
                ----------------------------------------
                Confidentiality                                    63
                ---------------
     10.7       Governing Law                                      63
                -------------
     10.8       Counterparts                                       63
                ------------
     10.9       Table of Contents and Headings                     63
                ------------------------------
     10.10      Notices                                            63
                -------
     10.11      Severability                                       65
                ------------
     10.12      Binding Effect; Assignment                         65
                --------------------------
     10.13      Sellers' Representative                            65
                -----------------------

                             SCHEDULES AND EXHIBITS

     Schedule I        -   List of Stores
     Schedule II       -   Shareholders
     Schedule III      -   Limited Partners
     Schedule 1.4(a)   -   Pre-Closing Allocation of Expenses
     Schedule 1.5      -   Incurred Capital Expenditures
     Schedule 4.1      -   Seller Information
     Schedule 4.3(c)   -   Ownership of Partnership Interests in U.S. Check
     Schedule 4.6      -   Conflicts and Consents
     Schedule 4.7      -   Shareholder and Limited Partner Holdings
     Schedule 4.9      -   Undisclosed Liabilities
     Schedule 4.10     -   Certain Developments
     Schedule 4.11     -   Tax Matters
     Schedule 4.12(a)  -   List of Company Properties
     Schedule 4.13(a)  -   Personal Property Leases
     Schedule 4.14     -   Intangibles
     Schedule 4.15     -   Material Contracts
     Schedule 4.16(a)  -   Employee Benefits
     Schedule 4.16(c)  -   Loss of Status as a Qualified Plan
     Schedule 4.16(h)  -   Conformity with Applicable ERISA Provisions
     Schedule 4.16(j)  -   Acceleration of Employee Benefits
     Schedule 4.18     -   Litigation
     Schedule 4.19     -   License Revocation Proceedings
     Schedule 4.20     -   Environmental
     Schedule 4.21     -   Insurance
     Schedule 4.23     -   Related Party Transactions
     Schedule 4.25     -   Bank Accounts
     Schedule 4.26     -   Consumer Loans & Pre-Closing Estimate of
                           Consumer Loan Amount
     Schedule 4.27     -   Financial Advisors
     Schedule 4.28     -   Capital Expenditures; New Store Locations
     Schedule 5.3      -   Purchaser Conflicts/Consents
     Schedule 6.4      -   Personal Guaranties
     Schedule 9.2(b)   -   Shareholders Allocation of Liability for Losses
     Schedule 9.2(c)   -   Limited Partners Allocation of Liability for
                           Losses

     Exhibit A         -   Form of Noncompetition Agreement
     Exhibit B         -   Form of Amended and Restated Shareholders
                           Agreement
     Exhibit C         -   Form of Legal Opinion (Sellers)
     Exhibit D         -   Form of Legal Opinion (Purchaser)
     Exhibit E         -   Form of Seller Release
     Exhibit F         -   Form of DFG Holdings, Inc. Stock Purchase
                           Agreement

                               PURCHASE AGREEMENT
                               ------------------

               THIS PURCHASE AGREEMENT, dated as of August 8, 1996 (the "Agreement"), by and among Dollar Financial Group, Inc., a New York corporation (the "Purchaser"), DFG Holdings, Inc., a Delaware corporation ("DFG"), Any Kind Check Cashing Centers, Inc., an Arizona corporation ("Any Kind"), the persons listed on Schedule II (individually, a "Shareholder" and collectively, the "Shareholders"), U.S. Check Exchange Limited Partnership, an Arizona limited partnership ("U.S. Check"), the persons listed on Schedule III (individually, a "Limited Partner" and collectively, the "Limited Partners") and George H. Brimhall, individually and as the Sellers' Representative.


                              W I T N E S S E T H:
                              --------------------

               WHEREAS, Any Kind and U.S. Check (each, a "Company" and collectively, the "Companies") presently own and operate check cashing stores located in the states of Arizona, California, the District of Columbia, Hawaii, Louisiana, Maryland, Pennsylvania and Texas; all of which are listed on Schedule I (collectively, the "Stores"), which
     Schedule identifies as to each Store the Company by which it is owned;

               WHEREAS, the Shareholders own an aggregate of 100,000 shares of common stock, par value $0.25 per share, of Any Kind (the
     "Shares"), which Shares constitute all of the issued and outstanding shares of capital stock of Any Kind;

               WHEREAS, Any Kind is the sole general partner, and the Limited Partners are all the limited partners, of U.S Check;

               WHEREAS, Purchaser is a wholly-owned subsidiary of DFG;

               WHEREAS, DFG is entering into this Agreement in order to cause Purchaser to fulfill its obligations hereunder;

               WHEREAS, (i) Purchaser desires to purchase from the Shareholders, and the Shareholders desire to sell to Purchaser, the Shares and (ii) Purchaser desires to purchase from the Limited Partners, and the Limited Partners desires to sell to Purchaser, the LP Interests (as defined in Section 10.1) held by such Limited Partner, for the purchase price and upon the terms and conditions hereinafter set forth;

               WHEREAS, the Purchaser desires to become a substitute limited partner in U.S. Check;

               WHEREAS, Purchaser desires that, effective upon the Closing Date, each of the Shareholders and the Limited Partners will agree not to compete with Purchaser or any of its affiliates pursuant to separate Noncompetition Agreements to be entered into on the Closing Date in substantially the form set forth on Exhibit A hereto;

               WHEREAS, certain of the Shareholders and Limited Partners are entering into the DFG Purchase Agreement and the Shareholders Agreement; and

               WHEREAS, certain terms used in this Agreement are defined in
     Section 10.1;

               NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter contained, the parties hereby agree as follows:


                                    ARTICLE I

                  SALE AND PURCHASE OF SHARES AND LP INTERESTS

               1.1   Sale and Purchase of Shares and LP Interests.  Upon
                     --------------------------------------------
     the terms and subject to the conditions contained herein, on the Closing Date (i) the Shareholders shall sell, assign, transfer, convey and deliver to the Purchaser good and marketable title, free and clear of all Liens (except for Securities Act and state blue sky law restrictions on the resale and distribution of the Shares) and DFG shall cause the Purchaser to purchase from the Shareholders, the Shares, and (ii) the Limited Partners shall sell, assign, transfer, convey and deliver to the Purchaser good and marketable title, free and clear of all Liens (except for Securities Act and state blue sky law restrictions or the resale and distribution of the LP Interests) and DFG shall cause the Purchaser to purchase from the Limited Partners, the LP Interests.

               In addition, each of the Sellers agrees to provide, or cause to be provided, to Purchaser, Any Kind and U.S. Check access to all documents and/or information as may be reasonably necessary to enable each of them to see to the efficient and proper conduct and administration of the assets owned by U.S. Check (the "U.S. Check Assets") and to enable Any Kind to see to the efficient and proper conduct and administration of the assets owned by Any Kind (the "Any Kind Assets" and, collectively with the U.S. Check Assets, the "Assets") from and after the Closing Date, including, without limitation, all historical files, Tax Returns, records and personnel data.

               1.2   Assets.  Without limiting the foregoing, the Sellers
                     ------
     agree that, as a condition to Closing (as hereinafter defined), all of the properties, business, rights, good-will and assets of Any Kind and U.S. Check (including all properties, business, rights, good-will and assets used or useable in the operation of the Stores), other than the Excluded Assets, including, but not limited to, the following, shall be owned by the Companies, free and clear of all Liens except for the
     (i) Permitted Exceptions, and (ii) Liens expressly consented to by Purchaser in writing:

               (a)   Licenses and Authorizations.  All authorizations,
                     ---------------------------
     approvals, orders, licenses, franchises, certificates and permits (collectively, "Licenses") of and from all Governmental Bodies necessary to own or lease the properties and assets used or useable in the operation of either Company, together with any renewals, extensions or modifications thereof and additions thereto and other pending applications or applications to be filed with any Governmental Body between the date of this Agreement and the Closing Date.

               (b)   Personal Property, etc.  All tangible and intangible
                     -----------------------
     personal property, equipment, machinery, furniture, fixtures, tools, computer hardware, supplies and other assets, wherever located, used or useable in the operation of either Company, together with such additions, modifications and replacements thereto, and subject to deletions therefrom in connection with any such replacements, as may be made in accordance with the terms of this Agreement and in the ordinary course of business between the date of this Agreement and the Closing Date.

               (c)   Real Property.  All leased real property, buildings
                     -------------
     and structures, leasehold improvements, fixtures and appurtenances used or useable in the operation of either Company and each Company's interests and rights arising under all agreements, rights and appurtenances relating thereto (including all Real Property Leases), any renewals, extensions, amendments or modifications thereof, and any additional agreements and leases made or entered into in accordance with the terms of this Agreement and in the ordinary course of business between the date of this Agreement and the Closing Date.

               (d)   Leases and Agreements.  All leases, commitments,
                     ---------------------
     orders, contracts and agreements to which either Company is a party, including any renewals, extensions, amendments or modifications thereof, and any additional agreements, leases, contracts, commitments and orders made or entered into in accordance with the terms of this Agreement and in the ordinary course of business between the date of this Agreement and the Closing Date.

               (e)   Intellectual Property, etc.  All copyrights,
                     ---------------------------
     trademarks, service marks, trade secret rights, computer programs and software, permits, licenses or other similar rights used or useable in the operation of either Company, including, specifically, the tradenames enumerated on Schedule 4.14 hereof, as well as all other copyrights, trademarks, service marks, trade secret rights, computer programs and software, permits, licenses or other similar rights utilized in the operation of either Company, together with any additions or modifications thereto and subject to any deletions therefrom made in accordance with the terms of this Agreement and in the ordinary course of business between the date of this Agreement and the Closing Date.

               (f)   Books and Records.  All books, records and files
                     -----------------
     pertaining to the business conducted by either Company for all periods ending on or before the Closing Date, including, in the case of Any Kind, such Company's minute books and stock register.

               (g)   Prepaid Expenses.  All security deposits and other
                     ----------------
     prepaid expenses of each Company existing as of the Closing Date.

               (h)   Customer Lists.  All customer lists, vendor lists and
                     --------------
     other intangible assets of each Company.

               (i)   Cash On Hand.  All Cash on Hand.
                     ------------
               (j)   Consumer Loans.  All Consumer Loans.
                     --------------
               (k)   General Partnership Interest.  The general partnership
                     ----------------------------
     interest in U.S. Check held by Any Kind.

               (l)   Louisiana Pay Day Loans.  All Louisiana Pay Day Loans.
                     -----------------------
          The term "computer programs and software" as used in subparagraph
     (e) above shall include, without limitation, all point-of-sale ("POS") software developed and/or owned by the Companies.

               1.3   Excluded Assets.  It is agreed that (a) the Excluded
                     ---------------
     Pay Day Loans, (b) any cash (other than Cash on Hand), savings accounts, checks returned unpaid, accounts receivable (other than the Consumer Loans and Louisiana Pay Day Loans), notes receivable (other than the Consumer Loans and Louisiana Pay Day Loans), refunds of unearned insurance premiums, bank deposits and items in the process of collection (other than the Consumer Loans and Louisiana Pay Day Loans) held by either Company, (c) the current claims and litigation relating to any of the Rawle Entities or Lightning Tax in Virginia, Maryland, Utah and California and (d) each of the bank accounts described on Schedule 4.25 (collectively, the "Excluded Assets") shall not constitute part of the Assets. The Excluded Assets shall be transferred by Any Kind and U.S. Check to the Shareholders and the Limited Partners, respectively, prior to Closing, in a manner reasonably satisfactory to Purchaser, the Shareholders and the Limited Partners. Solely as an accommodation to the Sellers, Purchaser will, during the 45-day period following the Closing Date, use reasonable efforts to collect (at the sole cost and expense of the Sellers) each Company's Excluded Assets constituting outstanding accounts receivable and other items in the process of collection (other than the Consumer Loans) as of the Closing Date (the "Collectible Amounts") and will remit to the Sellers' Representative any amounts so collected (net of expenses incurred by Purchaser, including reasonable attorneys' fees; provided, however, that
                                           --------  -------
     Purchaser shall not incur any attorneys' fees in collecting the Collectible Amounts without first receiving the written consent of the Shareholders or the Limited Partners, as the case may be); provided,
                                                                --------
      further, that (i) the Shareholders or the Limited Partners, as the
      -------
     case may be, shall promptly pay to Purchaser (or Purchaser may retain from such proceeds) an amount equal to 10% of all amounts collected,
     (ii) Purchaser shall not be obligated to institute litigation or any proceedings to collect such amounts and (iii) the Sellers shall reimburse Purchaser immediately upon demand for any and all expenses of Purchaser (including, without limitation, reasonable attorneys' fees and expenses incurred with the written consent of the Shareholders or the Limited Partners, as the case may be) to the extent Purchaser shall not therefore have reimbursed itself out of amounts collected by Purchaser as described above. Following the 45-day period described in the immediately preceding sentence, Purchaser will reasonably cooperate (at the sole cost and expense of the Sellers) with attempts made by the Sellers to collect any Collectible Amounts which remain outstanding.

               1.4   Apportionments.  (a)  Rents, additional rent, real
                     --------------
     estate taxes, personal property taxes, water, utilities, and wages and other employee benefits (including accrued vacation and holidays), supplies and other types of assets described on 1.4(a)(i) (the "Expenses") that are (i) paid by, or on behalf of, either Company on or prior to the Closing Date and allocable, in whole or in part, to any period following the Closing Date, shall be credited to the Shareholders and the Limited Partners, as the case may be, to the extent so allocable, or (ii) unpaid on or prior to the Closing Date and allocable, in whole or in part, to any period prior to the Closing Date, shall be credited to

     Purchaser. In addition, to the extent that, in connection with any real property leases that continue to be held by Any Kind or U.S. Check after the Closing, security deposits paid thereunder by either of the Companies (the "Reimbursable Security Deposits") are to remain in place on and after the Closing and Purchaser shall reimburse the Sellers' Representative for such amounts at Closing, which reimbursements shall be an adjustment to the Purchase Price.

               (b) Schedule 1.4(a) sets forth the parties' apportionment of the Expenses (the "Pre-Closing Allocation of Expenses") and corresponding adjustments to the Purchase Price to the extent practicable as of the date of Schedule 1.4(a). However, because a number of the Expenses will not be readily determinable until after the Closing Date, final apportionments cannot be made as of the Closing Date. Therefore, the final apportionment of the Expenses will be effected pursuant to Section 2.6 hereof.

               1.5   Capital Expenditures.  At the Closing and as an
                     --------------------
     element of the aggregate Purchase Price, Purchaser shall pay to the Sellers' Representative an amount equal to the amount of the Capital Expenditures made by Any Kind or U.S. Check, as applicable, which were made in respect of new store build outs and opening and operating expenses for stores opened after January 1, 1996 for stores opened after January 1, 1996, but only to the extent that Purchaser shall have received evidence satisfactory to it that either Any Kind or U.S. Check has actually incurred such capital expenditures ("Incurred Capital Expenditures"). Schedule 1.5 sets forth the parties' estimate of the Incurred Capital Expenditures as of the date of such Schedule
     1.5. The final amount of the Incurred Capital Expenditures will be established and the Purchase Price adjusted pursuant to Section 2.6 hereof.


                                   ARTICLE II

                           PURCHASE PRICE AND PAYMENT

               2.1   Amount of Purchase Price.  The purchase price for the
                     ------------------------
     Shares and the LP Interests (the "Purchase Price") shall be an amount equal to the sum of (i) $31,000,000 in cash, (ii) the Cash on Hand as certified pursuant to the provisions of Section 2.4 below, (iii) the Incurred Capital Expenditures, (iv) the Reimbursable Security Deposits, (v) the Consumer Loan Amount, (vi) the amount of the allocations of the Expenses provided for in Section 1.4 (vii) the estimated Louisiana Pay Day Loan Amount set forth in Section 4.26(c) and (viii) the Western Union Amount. The Purchase Price is subject to adjustment as provided in this Agreement.

               2.2   Payments of Cash.  (a) On the Closing Date, the
                     ----------------
     Purchaser shall pay to the Sellers' Representative, an amount equal to the sum of (i) $29,000,000, (ii) the Cash on Hand, (iii) the amount of the Incurred Capital Expenditures set forth on Schedule 1.5, (iv) Reimbursable Security Deposits, (v) the aggregate Consumer Loan Amount for each Consumer Loan set forth on Schedule 4.26, (vi) the Pre-Closing Allocation of Expenses, (vii) the estimated Louisiana Pay Day Loan Amount set forth in Section 4.26(c) and (viii) the Western Union Amount, in cash by the delivery to the Sellers' Representative of a certified or bank cashier's check in New York Clearing House Funds, payable to the order of the Sellers' Representative (or, at the Sellers' Representative's option, by wire transfer of immediately available funds into an account designated, prior to the Closing, by the Sellers' Representative).

               (b) On the Closing Date, the Sellers hereby authorize and direct the Purchaser to pay DFG, for the account and on behalf of the DFG Stock Purchaser, an amount equal to $2,000,000 (constituting a portion of the Purchase Price) as consideration for the purchase by such DFG Stock Purchaser of 1,250 shares of DFG Common Stock pursuant to the DFG Purchase Agreement.

               2.3   Issuance of DFG Common Stock.  On the Closing Date,
                     ----------------------------
     DFG shall issue to the DFG Stock Purchaser 1,250 shares of DFG Common Stock pursuant to the terms of the DFG Purchase Agreement.

               2.4   Certification of Amount of Cash on Hand.  On the
                     ---------------------------------------
     Closing Date, the Sellers shall (i) determine the amount of (x) Foreign Cash on Hand, and (y) U.S. Cash on Hand as of the opening of business on the Closing Date at each of the Stores, (ii) deliver a statement containing such determination to the Purchaser and (iii) in cooperation with the Purchaser, calculate the value of the Foreign Cash on Hand in U.S. Currency (the "U.S. Currency Equivalent") based upon the spot price as published in The Wall Street Journal on such date or, if not published on such date, on the next preceding date on which it was published. The Sellers shall determine the U.S. Cash on Hand and Foreign Cash on Hand by having two employees at each Store count all U.S. Cash on Hand and Foreign Cash on Hand as of the opening of business at such Store on the Closing Date and transmit such total to an officer of Any Kind. Such officer will tally all such amounts and deliver the statement referred to in clause (ii) above.

               2.5   Ralph's Kiosk Contract.  The Sellers' Representative
                     ----------------------
     shall have the right until December 31, 1996 to enter into negotiations and discussions with Ralph's Grocery Stores, Inc. ("Ralph's") regarding the terms and conditions pursuant to which the Purchaser or any of its Affiliates (including, after the Closing, Any Kind and U.S. Check) (collectively, the "Purchaser Parties") would develop, open and operate five or more check cashing kiosks in Ralph's grocery store locations. The Sellers' Representative will keep the Purchaser Parties apprised of the status and terms of such negotiations and discussions and will afford the Purchaser Parties the opportunity to attend meetings held between the Sellers' Representative and Ralph's for the purpose of conducting negotiations and discussion regarding any Proposed Kiosk Contract. In the event the Sellers' Representative and Ralph's reach agreement on such terms and conditions and are able to reduce such agreement to a definitive written contract (a "Proposed Kiosk Contract"), the Sellers' Representative may tender such Proposed Kiosk Contract to the Purchaser Parties. The Purchaser Parties may, in the exercise of their reasonable business judgment, accept or decline to enter into such Proposed Kiosk Contract. In the event the Purchaser Parties decline to enter into a Proposed Kiosk Contract, they shall specify the terms or conditions of such Proposed Kiosk Contract which are not acceptable to the Purchaser Parties and shall notify the Sellers' Representative of the terms and conditions that would be acceptable to them. In the event the Sellers' Representative is able to obtain such modified terms and conditions, the Purchaser Parties shall be obligated to enter into such modified proposal Kiosk. The Sellers' Representative may, until December 31, 1996, tender to the Purchaser Parties revised Proposed Kiosk Contracts, which may be accepted or rejected by the Purchaser Parties. In the event any Purchaser Party enters into any Proposed Kiosk Contract that has been tendered to them on or before December 31, 1996 by the Sellers' Representative, the Purchaser will pay promptly the Sellers' Representative, on behalf of the Sellers, an amount equal to $500,000. The Purchaser Parties may decline to enter into any Proposed Kiosk Contract in the exercise of their reasonable business judgment with no liability or obligation arising to any of the Sellers or the Sellers' Representative
     hereunder.   The Sellers' Representative's rights and the Purchaser
     Parties' obligations under this Section 2.5 shall expire on January 1, 1997.

               2.6   Post-Closing Adjustments. (a) Purchaser shall prepare
                     ------------------------
     and deliver to Sellers, as promptly as practicable after the Closing Date, updated versions of: Schedule 1.4(a) (Allocation of Expenses) which shall be a final allocation of the Expenses in accordance with
     Section 1.4, Schedule 1.5 (Incurred Capital Expenditures) which shall be a listing of all Incurred Capital Expenditures and Schedule 4.26 (Consumer Loans and Louisiana Pay Day Loans) which shall list all Consumer Loans and Louisiana Pay Day Loans which were outstanding and owned by either Company on the Closing Date, the outstanding principal balance thereof, the Consumer Loan Amount for each Consumer Loan on such schedule as of the Closing Date and the Louisiana Pay Day Loan Amount for each Louisiana Pay Day Loan on such schedule as of the Closing Date (collectively, the "Updated Schedules") all of which shall be dated as of the Closing Date. The representations and warranties contained in this Agreement shall be deemed to have been made with respect to all of the Consumer Loans and Louisiana Pay Day Loans reflected on the Updated Schedule 4.26 on and as of the Closing Date.

               (b) The Purchase Price shall be increased or decreased (i) as provided in Section 1.4 with respect to Expenses, (ii) for any increase or decrease in Incurred Capital Expenditures reflected on the Updated Schedule 1.5 as compared to Schedule 1.5 attached to this Agreement, (iii) for any increase or decrease in the principal amount of any of the Consumer Loans reflected on the Updated Schedule 4.26 as compared to the Schedule 4.26 attached to this Agreement; provided
                                                               --------
     that if any of the Consumer Loans listed on Schedule 4.26 attached to this Agreement are not owned by either Company as of the Closing Date or have been repaid in full or have been written off to a zero loan balance by either Company, such Consumer Loan shall not be reflected on the Updated Schedule 4.26 and the Purchase Price shall be adjusted down in an amount equal to the Consumer Loan Amount for all such Consumer Loans and (iv) for any increase or decrease in the Louisiana Pay Day Loan Amount reflected on such Updated Schedule 4.26 as compared to the estimated Louisiana Pay Day Loan Amount in Section
     4.26 (c) (the adjustments made pursuant to clauses (i) through (iv), the "Adjustment Amount").

               (c) As soon as is reasonably practicable following the preparation and delivery of the Updated Schedules, Purchaser shall prepare and deliver to the Sellers' Representative the Closing Statement which shall set forth the adjustments to the Purchase Price to be made, if any, in accordance with this Agreement. Concurrently with its delivery of the Closing Statement to the Sellers' Representative, Purchaser shall cause reasonable access to be granted to the Sellers' Representative to the work papers, schedules and other documents prepared or used by Purchaser and its accountants in connection with the preparation of the Closing Statement.

               (d) To the extent the Adjustment Amount results in an increase of the Purchase Price, Purchaser shall promptly pay the amount of such increase to the Sellers' Representative. To the extent the Adjustment Amount results in a decrease to the Purchase Price, the Sellers in each case, on a several, not joint, basis shall promptly pay the full amount of such decrease to Purchaser; provided, however,
                                                        --------  -------
      Brimhall shall be obligated to pay the full amount of any such decrease to the Purchaser. Any amounts paid pursuant to this Section 2.6 shall be an adjustment to the Purchase Price.

               (e) In the event that the Sellers' Representative gives Purchaser written notice within 15 days after delivery to the Sellers' Representative of the Closing Statement that the Sellers' Representative disputes any portion of the Closing Statement (a "Dispute Notice") and such dispute is not resolved within 20 days after delivery of such Dispute Notice to Purchaser, either Sellers' Representative or Purchaser may submit such dispute to arbitration in Maricopa County, Arizona for final resolution in accordance with the commercial arbitration rules of the American Arbitration Association then in effect. The determination of such arbitrators shall be final and binding upon the parties hereto, and the fees of such arbitrators in connection with the determination shall be paid by the party against whom the award was made, or if a compromise was made, shared equally. Any portion of the Closing Statement not subject to a Dispute Notice shall become binding and final upon the parties on the 16th day after delivery of the Closing Statement to the Sellers' Representative.


                                   ARTICLE III

                             CLOSING AND TERMINATION

               3.1   Closing Date.  Subject to the satisfaction of the
                     ------------
     conditions set forth in Sections 7.1 and 7.2 hereof (or the waiver thereof by the party entitled to waive that condition), the closing of the sale and purchase of the Shares and the LP Interests provided for in Section 1.1 hereof (the "Closing") shall take place at 10:00 A.M. at the offices of Prindle, Decker & Amaro located at 310 Golden Shore, Fourth Floor, Long Beach, California 90802-4246 (or at such other place as the parties may designate in writing) on a Business Day to be agreed by the parties which Business Day is no more than seven Business Days after the satisfaction of the conditions precedent set forth in Sections 7.1(m) and 7.2(i) below, or on such other date and at such other place as the Sellers' Representative and the Purchaser may jointly designate in writing. The date on which the Closing shall be held is referred to in this Agreement as the "Closing Date."

               3.2   Termination of Agreement.  This Agreement may be
                     ------------------------
     terminated prior to the Closing as follows:

     (a)At the election of either the Sellers' Representative or the Purchaser on or after August 16, 1996, if the Closing shall not have occurred by the close of business on such date, provided that the terminating party is not in breach of this Agreement or otherwise in default of any of its obligations hereunder; provided,
                                                               --------
      however, that if the sole reason that the Closing shall not have
      -------
     occurred by such date is that the condition set forth in Section 7.1(m) hereof shall not have been satisfied, and, as of such date, the Minimum Lease Condition shall have been satisfied, then (i) the Sellers shall have the right to deliver to Purchaser irrevocable written notice under this Section 3.2(a) of their election to consummate the transactions contemplated hereby and (ii) the Purchaser shall have the right to deliver to Sellers irrevocable written notice under this Section 3.2(a) of its election to consummate the transactions contemplated hereby. Upon receipt of such a notice, the recipient thereof shall be obligated to proceed with the Closing;

               (b)   by mutual written consent of the Sellers'
     Representative and the Purchaser; or

               (c) by the Sellers' Representative or the Purchaser if there shall be in effect a final nonappealable Order of a Governmental Body of competent jurisdiction restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated hereby.

               3.3   Procedure Upon Termination.  In the event of
                     --------------------------
     termination of this Agreement pursuant to Section 3.2 hereof, written notice thereof shall forthwith be given by the terminating party to the other party or parties, and this Agreement shall terminate, and the purchase of the Shares and the LP Interests hereunder shall be abandoned, without further action by the Purchaser or the Sellers. If this Agreement is terminated as provided herein, each party shall redeliver all documents, work papers and other material of any other party relating to the transactions contemplated hereby, whether so obtained before or after the execution hereof, to the party furnishing the same.

               3.4   Effect of Termination.  In the event that this
                     ---------------------
     Agreement is validly terminated as provided herein, then the parties shall be relieved of their duties and obligations arising under this Agreement after the date of such termination and such termination shall be without liability to the Purchaser, the Companies or any Seller; provided, however, that the obligations of the parties set
             --------  -------
     forth in Section 10.2 hereof shall survive any such termination and shall be enforceable hereunder; and provided, further, however, that
                                         --------  -------  -------
     nothing in this Section 3.4 shall relieve any party hereto of any liability for a breach of this Agreement.


                                   ARTICLE IV

                  REPRESENTATIONS AND WARRANTIES OF THE SELLERS

               Each of the Shareholders (other than Brimhall) hereby jointly and severally represents and warrants to Purchaser as follows (except to the extent that any such representation and warranty only relates to U.S. Check), each of the Limited Partners hereby represents and warrants to Purchaser as follows (except to the extent that any such representation and warranty only relates to Any Kind), and Brimhall hereby represents and warrants to Purchaser as follows:

               4.1   Organization and Good Standing.  Each Company, each
                     ------------------------------
     Shareholder and each Limited Partner (other than Shareholders and Limited Partners that are natural persons) is a corporation, partnership or trust duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has all requisite corporate, partnership or trust power and authority to own, lease and operate its properties and to carry on its business as now conducted. Schedule 4.1 sets forth, for each Seller that is not a natural person, the date of its formation, the jurisdiction under which it was organized and, for each Seller which is a trust, the name of all trustees of such trust. Each Company is duly qualified or authorized to do business as a foreign corporation or partnership and is in good standing under the laws of each jurisdiction in which it owns or leases real property and each other jurisdiction in which the conduct of its business or the ownership of its properties requires such qualification or authorization, except where the failure to so qualify would not have a material adverse effect.

               4.2   Authorization of Agreement.  Each Seller and each
                     --------------------------
     other party hereto (other than Purchaser or DFG) has all requisite power, authority and legal capacity to execute and deliver this Agreement, a Noncompetition Agreement substantially in the form of Exhibit A hereto (collectively, the "Noncompetition Agreements") and each other agreement, document, instrument or certificate contemplated by this Agreement or to be executed by such Person in connection with the consummation of the transactions contemplated by this Agreement (together with this Agreement, the Seller Releases and the Noncompetition Agreements, the "Seller Documents"), and to consummate the transactions contemplated hereby and thereby. This Agreement has been, and each of the Seller Documents will be at or prior to the Closing, duly and validly executed and delivered by each Seller and each other party thereto (other than Purchaser or DFG) and (assuming the due authorization, execution and delivery by Purchaser and DFG, if a party thereto) this Agreement constitutes, and each of the Seller Documents when so executed and delivered will constitute, the legal, valid and binding obligations of each Seller and each other party thereto (other than Purchaser or DFG), enforceable against such Person in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

               4.3   Capitalization.
                     --------------
               (a) The authorized capital stock of Any Kind consists solely of 1,000,000 shares of common stock, $0.25 par value per share (the "Common Stock"). There are 100,000 shares of Common Stock issued and outstanding and no shares of Common Stock are held by Any Kind as treasury stock. The Shares constitute all of the issued and outstanding shares of Common Stock and were duly authorized for issuance and are validly issued, fully paid and non-assessable.

               (b) There is no existing option, warrant, call, right, commitment or other agreement of any character to which any Shareholder or Any Kind is a party requiring, and there are no securities of Any Kind outstanding which upon conversion or exchange would require, the issuance, sale or transfer of any shares of capital stock or other equity securities of Any Kind or other securities convertible into, exchangeable for or evidencing the right to subscribe for or purchase shares of capital stock or other equity securities of Any Kind. None of the Shareholders or Any Kind is a party to any voting trust or other voting agreement with respect to any of the shares of Common Stock or to any agreement relating to the issuance, sale, redemption, transfer or other disposition of the capital stock of Any Kind.

               (c)   Schedule 4.3(c) sets forth a complete listing of
     (i) each of the partners of U.S. Check, (ii) the percentage interest in U.S. Check owned by each such partner, and (iii) the type of partnership interest (general or limited) held by such partner. The LP Interests to be transferred by the Limited Partners to Purchaser at Closing constitute all of the partnership interests in U.S. Check, other than the general partnership interest held by Any Kind. There is no existing option, warrant, call, right, commitment or other agreement of any character to which any Limited Partner, Any Kind or U.S. Check is a party requiring, and there are no securities or interests of U.S. Check outstanding which upon conversion or exchange would require, the issuance, sale or transfer of any equity interests of U.S. Check or other securities convertible into, exchangeable for or evidencing the right to subscribe for or purchase equity interests of U.S. Check. None of the Limited Partners, U.S. Check or Any Kind is a party to any voting trust or other voting agreement with respect to U.S. Check or to any agreement relating to the issuance, sale, redemption, transfer or other disposition of the equity interests of U.S. Check.

               (d) The Partnership Interests are not documented by certificates or other documentary evidence.

               4.4   Subsidiaries and Other Interests.  Neither Company has
                     --------------------------------
     any Subsidiaries nor does either Company own any equity interests in any Person other than the 51% general partnership interest owned by Any Kind in U.S. Check.

               4.5   Corporate Records.
                     -----------------
               (a) Any Kind, U.S. Check and the Sellers have delivered to the Purchaser true, correct and complete copies of the certificate of incorporation or certificate of limited partnership (each certified by the Secretary of State or other appropriate official of the applicable jurisdiction of organization) and by-laws or partnership agreement (each certified by the secretary, assistant secretary or other appropriate officer) or comparable organizational documents of each Company.

               (b) The minute books of Any Kind have been previously made available to the Purchaser and contain, in all material respects, complete and accurate records of all meetings and accurately reflect all other corporate action of the stockholders and board of directors (including committees thereof) of Any Kind. The stock certificate books and stock transfer ledgers of Any Kind have been previously made available to the Purchaser and are true, correct and complete. All stock transfer taxes levied or payable with respect to all transfers of shares of Any Kind prior to the date hereof have been paid and appropriate transfer tax stamps affixed.

               4.6   Conflicts; Consents of Third Parties.  Except as set
                     ------------------------------------
     forth on Schedule 4.6, (a) none of the execution and delivery by any Seller or any other party thereto (other than Purchaser or DFG) of this Agreement and the Seller Documents, the consummation by each of Seller and each other party thereto (other than Purchaser or DFG) of the transactions contemplated hereby and thereby, or compliance by any Seller or any other party thereto (other than Purchaser or DFG) with any of the provisions hereof or thereof will (i) conflict with, or result in the breach of, any provision of the certificate of incorporation, by-laws, partnership agreement, trust agreement or other organizational documents of any Seller or either Company;
     (ii) conflict with, violate, result in the breach or termination of, constitute a default under, or give rise to any right of acceleration under, any note, bond, mortgage, deed of trust, document evidencing a Consumer Loan, indenture, license, lease, agreement or other instrument or obligation to which any Seller or either Company is a party or by which any of them or any of their respective properties or assets is bound if such conflict, violation, breach, termination, default or acceleration would have a material adverse effect on the applicable Seller or Company; (iii) violate any material statute, rule, regulation, judgment or Order of any Governmental Body by which any Seller or either Company is bound; or (iv) result in the creation of any Lien upon the properties or assets of either Company.

               (b) No consent, waiver, approval, Order, Permit or authorization of, or declaration or filing with, or notification to, any Person or Governmental Body is required on the part of any Seller or any other party hereto (other than the Purchaser or DFG) in connection with the execution and delivery of this Agreement or the Seller Documents, or the compliance by each Seller or any other party hereto (other than the Purchaser or DFG), as the case may be, with any of the provisions hereof or thereof.

               4.7   Ownership and Transfer of Shares and LP Interests.
                     -------------------------------------------------
     Each Seller is the record and beneficial owner of the Shares and the LP Interests indicated as being owned by such Seller on Schedule 4.7, free and clear of any and all Liens. Each Seller has the power and authority to sell, transfer, assign and deliver such Shares and LP Interests as provided in this Agreement, and such delivery will convey to the Purchaser good and marketable title to such Shares and LP Interests, free and clear of any and all Liens. Immediately after the Closing, Purchaser will own all the equity interests in Any Kind and all the partnership interests in U.S. Check (except for the general partnership interest in U.S. Check which will be owned by Any Kind).

               4.8   Financial Statements.  Any Kind and the Sellers have
                     --------------------
     delivered to the Purchaser copies of (i) the audited consolidated balance sheets of each Company as at December 31, 1993, 1994 and 1995 and the related audited consolidated statements of income and of cash flows of each Company for the years then ended and (ii) the unaudited consolidated balance sheet of each Company as at April 30, 1996 and the related consolidated statements of income and cash flows of each Company for the period then ended (such audited and unaudited statements, including the related notes and schedules thereto, are referred to herein as the "Financial Statements"). Each of the Financial Statements is complete and correct in all material respects, has been prepared in accordance with GAAP (subject to normal year-end adjustments in the case of the unaudited statements) and in conformity with the practices consistently applied by such Company to which it relates without modification of the accounting principles used in the preparation thereof, and presents fairly in accordance with GAAP the consolidated financial position, results of operations and cash flows of such Company as at the dates and for the periods indicated.

               For the purposes hereof, the audited consolidated balance sheet of each Company as at December 31, 1995 is collectively referred to as such Company's "Balance Sheet" and December 31, 1995 is referred to as the "Balance Sheet Date".

               4.9   No Undisclosed Liabilities.  Except as set forth on
                     --------------------------
     Schedule 4.9, neither Company has any indebtedness, obligations or liabilities of any kind (whether absolute, contingent or otherwise, and whether due or to become due) which are not reflected on its respective Balance Sheet other than such indebtedness, obligations or liabilities (i) as were incurred in the ordinary and usual course of business consistent with its past practices since the Balance Sheet Date, (ii) existing pursuant to any contract or agreement disclosed on Schedules 4.12(a), 4.13 or 4.15 (or any contract or agreement not required to be disclosed thereon because such contract or agreement was not of the type required to be disclosed thereon by such Sections) or (iii) which will be repaid or discharged prior to the Closing.

               4.10  Absence of Certain Developments.  Except as expressly
                     -------------------------------
     required by this Agreement or as set forth on Schedule 4.10, since the Balance Sheet Date:

               (a)   there has not been any Material Adverse Change;

               (b) there has not been any damage, destruction or loss, whether or not covered by insurance, with respect to the property and assets of either Company having a replacement cost of more than $100,000 for all such losses;

               (c) except as required by Section 1.3 with respect to the Excluded Assets, there has not been any declaration, setting aside or payment of any dividend or other distribution in respect of any shares of capital stock or equity securities of either Company or any repurchase, redemption or other acquisition by either Company of any outstanding shares of capital stock or other securities of, or other ownership interest in, either Company;

               (d) neither Company has awarded or paid any bonuses to employees of either Company with respect to the fiscal year ended December 31, 1995, or entered into, or increased or agreed to increase the compensation payable or to become payable by it or the coverage or benefits available under, any employment agreement, deferred compensation agreement, severance pay, termination pay, vacation pay, company awards, salary continuation for disability, sick leave, deferred compensation, bonus or other incentive compensation, insurance, pension or other employee benefit plan, payment or arrangement made to, for or with either Company's directors, officers, employees, agents or representatives (other than in the ordinary course of business consistent with past practice and that in the aggregate have not resulted in a material increase in the benefits or compensation expense of the Companies taken as a whole);

               (e) there has not been any change by either Company in accounting or Tax reporting principles, methods or policies;

               (f) neither Company has entered into any transaction or Contract or conducted its business other than in the ordinary course consistent with past practice;

               (g) neither Company has failed to promptly pay and discharge current liabilities except where disputed in good faith by appropriate proceedings;

               (h) neither Company has made any loans, advances or capital contributions to, or investments in, any Person or paid any fees or expenses to any Seller or any Affiliate of any Seller;

               (i) neither Company has mortgaged, pledged or subjected to any Lien any of its assets, or acquired any assets or sold, assigned, transferred, conveyed, leased or otherwise disposed of any assets, except for assets acquired or sold, assigned, transferred, conveyed, leased or otherwise disposed of in the ordinary course of business consistent with past practice;

               (j) neither Company has discharged or satisfied any Lien, or paid any obligation or liability (fixed or contingent), except in the ordinary course of business consistent with past practice and which, in the aggregate, would not be material to the Companies taken as a whole;

               (k) neither Company has canceled or compromised any debt or claim or amended, canceled, terminated, relinquished, waived or re-leased any Contract or right except in the ordinary course of business consistent with past practice and which, in the aggregate, would not be material to the Companies taken as a whole;

               (l) neither Company has committed to make any capital expenditures or capital additions or betterments in excess of $10,000 individually or $25,000 in the aggregate;

               (m) neither Company has entered into any transaction, arrangement or agreement with a Seller or any of its or any Seller's Affiliates (including, without limitation, Brimhall or any of his Affiliates);

               (n) neither Company has instituted or settled any material Legal Proceeding; and

               (o) none of the Sellers or any of the Companies has agreed to take any of the actions set forth in this Section 4.10.

               4.11  Taxes.
                     -----
               (a) All Tax Returns required to be filed by or with respect to each Company or their respective assets have been properly prepared and duly and timely filed with the appropriate taxing authorities in all jurisdictions in which such Tax Returns are required to be filed, and all such Tax Returns are true, complete and correct in all material respects. Each Company has duly and timely paid all Taxes that are due and payable or claimed or asserted by any taxing authority to be due, from or with respect to it for periods covered by such Tax Returns. With respect to any period for which Tax Returns have not yet been filed, or for which Taxes are not due or owing, each Company has made sufficient current accruals for such Taxes and such accruals are reflected on the Financial Statements. Each Company has made all required estimated Tax payments sufficient to avoid any underpayment penalties.

               (b) Each Company has duly and timely withheld from employee salaries, wages and other compensation and has paid over to the appropriate taxing authorities all amounts required to be so withheld and paid over for all periods under all applicable laws.

               (c) No waivers of statutes of limitation have been given or requested with respect to any Company in connection with any Tax Returns covering such Company with respect to any Taxes payable by it and no power of attorney with respect to any Tax matter is currently in force. No issue has been raised by any taxing authority in any audit or examination of either Company which, by application of the same or similar principles, could reasonably be expected to result in a deficiency for any subsequent period (including periods subsequent to the Closing Date). There are no outstanding agreements, waivers, or arrangements extending the statutory period of limitation applicable to any claim for, or the period for the collection or assessment of, Taxes due from or with respect to each Company for any taxable period. No closing agreement pursuant to Section 7121 of the Code (or any predecessor provision) or any similar provision of any state, local, or foreign law has been entered into by or with respect to either Company.

               (d) The Sellers have delivered or made available to the Purchaser true and complete copies of each of (i) any audit reports issued by any taxing authority within the last three years relating to the federal, state, local or foreign Taxes due from or with respect to either Company, and (ii) all of the federal, state, local and foreign Tax Returns, for each of the last three years filed by either Company.

               (e) All deficiencies asserted or assessments made as a result of any examinations by the Internal Revenue Service or any other taxing authority of the Tax Returns of or covering or including either Company have been fully paid, and there are no other audits or investigations by any taxing authority in progress, nor has either Company received any notice from any taxing authority that it intends to conduct such an audit or investigation.

               (f) Neither Any Kind nor any other Person on behalf of Any Kind has filed a consent pursuant to Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as such term is defined in Section 341(f)(4) of the Code) owned by Any Kind. Neither Company has agreed to or is required to make any adjustments pursuant to Section 481(a) of the Code or any similar provision of state, local or foreign law by reason of a change in accounting method initiated by such Company or has any knowledge that the Internal Revenue Service has proposed any such adjustment or change in accounting method, or has any application pending with any taxing authority requesting permission for any changes in accounting methods that relate to the business or operations of such Company.

               (g)   No Seller is a foreign person within the meaning of
     Section 1445 of the Code.

               (h) Schedule 4.11 lists all material types of Taxes paid and material types of Tax Returns filed by each Company. No claim has been made by a taxing authority in a jurisdiction where either Company does not file Tax Returns such that it is or may be subject to taxation by that jurisdiction.

               (i) No property owned on the Closing Date by any Company will be required to be treated as being (i) owned by another Person pursuant to the provisions of Section 168(f)(8) of the Internal Revenue Code of 1954, as amended and in effect immediately prior to the enactment of the Tax Reform Act of 1986 or (ii) tax-exempt use property within the meaning of Section 168(h)(1) of the Code.

               (j) Except for the leases described on Schedule 4.12 which require one of the Companies to make tax payments relating soley to the use or occupancy of the leased premises associated therewith, neither Company is a party to any tax sharing or similar agreement or arrangement (whether or not written) pursuant to which it will have any obligation to make any payments after the Closing.

               (k) The performance of the transactions contemplated by this Agreement will not (either alone or upon the occurrence of any additional or subsequent event) result in the any payment that would constitute an "excess parachute payment" within the meaning of Section 280G of the Code.

               (l) Any Kind is not subject to any private letter ruling of the Internal Revenue Service or comparable rulings of other taxing authorities.

               (m) Except as set forth on Schedule 4.11, there are no liens with respect to Taxes upon any of the assets of either Company.

               (n) Schedule 4.11 sets forth all material Federal, state, local and foreign Tax elections under the Code and other applicable provisions of law that are in effect with respect to either Company.

               (o) Neither Company has ever been a member of an affiliated group of corporations filing a consolidated, combined or unitary Tax Return.

               (p) Since its formation, U.S. Check has been taxed as a partnership for federal, state and local income tax purposes and not as an association taxable as a corporation and no claim has been made by the Internal Revenue Service or any other taxing authority that U.S. Check is or may be an association taxable as a corporation.

               4.12  Real Property.
                     -------------
               (a) Schedule 4.12(a) sets forth a complete list of all real property and interests in real property leased by any Company (individually, a "Real Property Lease" and the real properties specified in such leases being referred to herein individually as a "Company Property" and collectively as the "Company Properties") as lessee or lessor. The Company Properties constitute all interests in real property currently used or currently held for use in connection with the business of either Company and which are necessary for the continued operation of the business of the Companies as their businesses are currently conducted. To the best of Sellers' knowledge the premises leased pursuant to the Real Property Leases comply with all building, fire, zoning and other ordinances and regulations applicable thereto. The Companies have paid all rent, additional rent and/or other charges reserved and payable under each of the Real Property Leases to the extent so payable as of the Closing Date. One of the Companies has a valid and enforceable leasehold interest under each of the Real Property Leases, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity); neither Company has caused an event of default or received any written notice of any default or event that with notice or lapse of time, or both, would constitute a default by such Company under any of the Real Property Leases; and none of the landlords in respect of the Real Property Leases has caused an event of default that with notice or lapse of time, or both, would constitute a default by any one of such landlords under any of the Real Property Leases. Each of the Company Properties and each of the buildings, fixtures and improvements thereon is in good operating condition and repair (subject to normal wear and tear). With respect to each Company Property, there is no management agreement, equipment lease, service contract or other contract or agreement to which the Company is a party affecting such Company Property (collectively, "Property Contracts") which (i) was not made in the ordinary course of business, (ii) is not terminable upon 30 days' prior notice by the Company without payment of a premium or penalty or (iii) requires payments in excess of an amount that, if added to the monthly payment obligations of all other Property Contracts in respect of such Company Property, would cause the aggregate amount of all monthly payment obligations in respect of all Property Contracts for such Company Property to exceed $1,000. Any Kind and the Sellers have delivered to the Purchaser true, correct and complete copies of the Real Property Leases, together with all amendments, modifications or supplements, if any, thereto. The Companies presently own and operate check cashing stores at the locations set forth next to each Company Property on Schedule 4.12(a).

               (b) The Companies have all certificates of occupancy and Permits of any Governmental Body necessary or useful for the current use and operation of each Company Property, and to the best of each Seller's knowledge each Company has fully complied with all material conditions of the Permits applicable to it. To the best of each Seller's knowledge, no default or violation, or event that with the lapse of time or giving of notice or both would become a default or violation, has occurred in the due observance of any Permit.

               (c) There does not exist any actual or, to the best knowledge of Any Kind and the Sellers, threatened or contemplated condemnation or eminent domain proceedings that affect any Company Property or any part thereof, and none of Any Kind or any of the

     Sellers has received any notice, oral or written, of the intention of any Governmental Body or other Person to take or use all or any part thereof.

               (d) None of the Sellers or the Companies has received any written notice from any insurance company that has issued a policy with respect to any Company Property requiring performance of any structural or other repairs or alterations to such Company Property.

               (e) Neither Company owns or holds, or is obligated under or a party to, any option to purchase or acquire, right of first refusal or other Contract right to purchase, acquire, sell, assign or dispose of any real estate or any portion thereof or interest therein (other than options to renew the Real Property Leases).

               (f) Neither Company owns or holds any real property in fee.

               4.13  Tangible Personal Property.
                     --------------------------
               (a) Schedule 4.13(a) sets forth all leases of personal property ("Personal Property Leases") relating to personal property used in the business of any of the Companies or to which any of the Companies is a party or by which the properties or assets of any of the Companies is bound. Any Kind and the Sellers have delivered or otherwise made available to the Purchaser true, correct and complete copies of the Personal Property Leases, together with all amendments, modifications or supplements thereto.

               (b) Each Company has a valid leasehold interest under each of the Personal Property Leases under which it is a lessee, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity), and there is no default under any Personal Property Lease by either Company or, to the best knowledge of Any Kind or any of the Sellers, by any other party thereto, and no event has occurred that with the lapse of time or the giving of notice or both would constitute a default thereunder.

               (c) Each Company has good and marketable title to all of the items of tangible personal property reflected in its respective Balance Sheet (except as sold or disposed of subsequent to the date thereof in the ordinary course of business consistent with past practice), free and clear of any and all Liens other than the Permitted Exceptions or as set forth on Schedule 4.13(c).
     All such items of tangible personal property which, individually or in the aggregate, are material to the operation of the business of each Company are in good condition and in a state of good maintenance and repair (ordinary wear and tear excepted) and are suitable for the purposes used.

               (d) Each of the items of tangible personal property used by either Company under the Personal Property Leases is in good condition and repair (ordinary wear and tear excepted) and is suitable for the purposes used.

               4.14  Intangible Property.  Schedule 4.14 contains a
                     -------------------
     complete and correct list of each patent, trademark, trade name, computer program, software, service mark, brand name, brand mark and copyright owned or used by either Company as well as all registrations thereof and pending applications therefor, and each license or other agreement relating thereto. Except as set forth on Schedule 4.14, each of the foregoing is owned by the party shown on such Schedule as owning the same, free and clear of all Liens and is in good standing and not the subject of any challenge. There have been no claims made and none of the Sellers nor any of the Companies has received any notice or otherwise knows or has reason to believe that any of the foregoing is invalid or conflicts with the asserted rights of others. Each Company possesses all patents, patent licenses, trade names, trademarks, service marks, brand marks, brand names, copyrights, know-how, formulae and other proprietary and trade rights necessary for the conduct of its business as now conducted, not subject to any restrictions and without any known conflict with the rights of others and neither Company has forfeited or otherwise relinquished any such patent, patent license, trade name, trademark, service mark, brand mark, brand name, copyright, know-how, formulae or other proprietary right necessary for the conduct of its business as conducted on the date hereof. Neither Company is under any obligation to pay any royalties or similar payments in connection with any license to any Seller or any Affiliate thereof.

               4.15  Material Contracts.  Schedule 4.15 sets forth all of
                     ------------------
     the following Contracts to which either Company is a party or by which it is bound (collectively, the "Material Contracts"): (i) Contracts with any Shareholder, Limited Partner or any direct or indirect shareholder, partner or equity holder of either Company (or any Affiliates of any of the foregoing) or any current or former officer or director of either Company; (ii) Contracts with any labor union or association representing any employee of either Company; (iii) Contracts pursuant to which any Person is required to purchase or sell a stated portion of its requirements or output from or to another Person; (iv) Contracts for the sale of any of the assets of either Company other than in the ordinary course of business or for the grant to any Person of any preferential rights to purchase any of its assets; (v) partnership or joint venture agreements; (vi) Contracts containing covenants of either Company or any of its Affiliates not to compete in any line of business or with any Person in any geographical area or covenants of any other Person not to compete with either Company in any line of business or in any geographical area; (vii) Contracts relating to the acquisition by either Company of any operating business or the capital stock of any other Person; (viii) Contracts relating to the borrowing of money;
     (ix) any other Contracts, other than Real Property Leases, which were not entered into in the ordinary course consistent with past practice, or which involve the expenditure of more than $20,000 in the aggregate (per contract) or require performance by any party more than one year from the date hereof; (x) Contracts involving an obligation to make a Capital Expenditure; (xi) franchise or licensing agreements pursuant to which either Company is a franchisor or licensor; and (xii) all Consumer Loans. There have been made available to the Purchaser true and complete copies of each of the Material Contracts. Except as set forth on Schedule 4.15, each of the Material Contracts and other agreements is in full force and effect and is the legal, valid and binding obligation of each party thereto, enforceable against such party in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity). Except as set forth on Schedule 4.15, neither Company is in default in any material respect under any Material Contracts, nor, to the knowledge of any Seller or Any Kind, is any other party to any Material Contract in default thereunder in any material respect. Upon the consummation of the transactions contemplated hereby and subject to the terms and conditions hereof, the Purchaser will be entitled to all of the benefits due and owing to either Company under each of the Material Contracts (accruing from and after the Closing).

               4.16  Employee Benefits.
                     -----------------
               (a) Schedule 4.16(a) sets forth a complete and correct list of (i) all "employee benefit plans", as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and any other severance pay, vacation pay, company awards, salary continuation for disability, sick leave, deferred compensation, bonus or other incentive compensation, stock purchase arrangements or policies, life insurance, scholarship or other employee benefit plan, program or arrangement maintained by either Company or to which either Company has any liability (contingent or otherwise) with respect to employees, officers, directors or shareholders of either Company ("Employee Benefit Plans"). Schedule 4.16(a) clearly identifies, in separate categories, Employee Benefit Plans that are (i) subject to Section 4063 and 4064 of ERISA ("Multiple Employer Plans"), (ii) multiemployer plans (as defined in Section 4001(a)(3) of ERISA) ("Multiemployer Plans") or (iii) "benefit plans", within the meaning of Section 5000(b)(1) of the Code providing continuing benefits after the termination of employment (other than as required by Section 4980B of the Code or Part 6 of Title I of ERISA and at the former employee's or his beneficiary's sole expense).

               (b) Neither Company would have any withdrawal or other liability (contingent or otherwise) under Title IV of ERISA with respect to any Multiple Employer Plan or Multiemployer Plan if Purchaser had not purchased the Shares from Seller on the Closing Date in accordance with the terms of this Agreement.

               (c) Each of the Employee Benefit Plans intended to qualify under Section 401 of the Code ("Qualified Plans") so qualify and the trusts maintained thereto are exempt from federal income taxation under Section 501 of the Code, and, except as disclosed on Schedule 4.16(c), nothing has occurred with respect to the operation of any such plan which could cause the loss of such qualification or exemption or the imposition of any liability, penalty or tax under ERISA or the Code.

               (d) All contributions and premiums required by law or by the terms of any Employee Benefit Plan or any agreement relating thereto have been timely made (without regard to any waivers granted with respect thereto).

               (e) The benefit liabilities, as defined in Section 4001(a)(16) of ERISA, of each of the Employee Benefit Plans subject to Title IV of ERISA using the actuarial assumptions set forth in the most recent actuarial valuation with respect to such Plan do not exceed the fair market value of the assets of such plan. The liabilities of each Employee Benefit Plan that has been terminated or otherwise wound up, have been fully discharged in full compliance with applicable Law.

               (f) True, correct and complete copies of the following documents, with respect to each of the Employee Benefit Plans have been delivered to the Purchaser (A) any plans and related trust documents, and all amendments thereto, (B) the most recent Forms 5500 for the past two years and schedules thereto, (C) the most recent financial statements and actuarial valuations for the past two years,
     (D) the most recent Internal Revenue Service determination letter, (E) the most recent summary plan descriptions (including letters or other documents updating such descriptions) and (F) written descriptions of all non-written agreements relating to the Employee Benefit Plans.

               (g) There are no pending Legal Proceedings which have been asserted or instituted against any of the Employee Benefit Plans, the assets of any such plans or either Company, or the plan administrator or any fiduciary of the Employee Benefit Plans with respect to the operation of such plans (other than routine, uncontested benefit claims), and, to the each Seller's knowledge, there are no facts or circumstances which could form the basis for any such Legal Proceeding.

               (h) Each of the Employee Benefit Plans has been maintained, in all material respects, in accordance with its terms and all provisions of applicable Law. All amendments and actions required to bring each of the Employee Benefit Plans into conformity in all material respects with all of the applicable provisions of ERISA and other applicable Laws have been made or taken except to the extent that such amendments or actions are not required by law to be made or taken until a date after the Closing Date and are disclosed on
     Schedule 4.16(h).

               (i) None of the Companies, the Sellers, or any ERISA Affiliate or any organization to which any is a successor or parent corporation, has divested any business or entity maintaining or sponsoring a defined benefit pension plan having unfunded benefit liabilities (within the meaning of Section 4001(a)(18) of ERISA) or transferred any such plan to any person other than the Sellers or any ERISA Affiliate during the five-year period ending on the Closing Date.

               (j) Except as disclosed on Schedule 4.16(j), neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment becoming due to any employee of either Company; (ii) increase any benefits otherwise payable under any Employee Benefit Plan; or (iii) result in the acceleration of the time of payment or vesting of any such benefits.

               4.17  Labor.
                     -----
               (a) Neither Company is party to any labor or collective bargaining agreement and there are no labor or collective bargaining agreements which pertain to employees of either Company.

               (b) No employees of either Company are represented by any labor organization. No labor organization or group of employees of either Company has made a pending demand for recognition, and there are no representation proceedings or petitions seeking a representation proceeding presently pending or, to the best knowledge of Any Kind or any Seller, threatened to be brought or filed, with the National Labor Relations Board or other labor relations tribunal. There is no organizing activity involving either Company pending or, to the best knowledge of Any Kind or any Seller, threatened by any labor organization or group of employees of either Company.

               (c) There are no (i) strikes, work stoppages, slowdowns, lockouts or arbitrations or (ii) material grievances or other labor disputes pending or, to the best knowledge of Any Kind or any Seller, threatened against or involving either Company. There are no unfair labor practice charges, grievances or complaints pending or, to the best knowledge of Any Kind or any Seller, threatened by or on behalf of any employee or group of employees of either Company.

               4.18  Litigation.  Except as set forth in Schedule 4.18,
                     ----------
     there is no suit, action, proceeding, investigation, claim or order pending or, to the knowledge of Any Kind or any Seller, overtly threatened against either Company (or to the knowledge of Any Kind or any Seller, pending or threatened, against any of the officers, directors or key employees of either Company with respect to their business activities on behalf of either Company), or to which any of the Sellers or either Company is otherwise a party, before any court, or before any governmental department, commission, board, agency, or instrumentality; nor, to the knowledge of Any Kind or any Seller, is there any reasonable basis for any such action, proceeding, or investigation. Neither Company is subject to any judgment, Order or decree of any court or Governmental Body and neither Company is engaged in any legal action to recover monies due it or for damages sustained by it.

               4.19  Compliance with Laws.  Each Company possesses all
                     --------------------
     Licenses of and from all Governmental Bodies, and has made all filings with all Governmental Bodies, necessary to own or lease its respective properties and assets and to conduct the business(es) in which it is engaged. Except as set forth on Schedule 4.19, no proceeding has been threatened or commenced which seeks to, or could reasonably be anticipated to, cause the suspension, modification, revocation or withdrawal of any License held by either Company. Each Company is currently, and at all times has been, in material compliance with all Laws applicable to such Company and/or the businesses in which they are engaged including, without limitation, all applicable credit, banking and consumer protection Laws (such as, for example, the Truth in Lending Act and its implementing Regulation Z, the Equal Credit Opportunity Act and its implementing Regulation B, the Fair Credit Reporting Act, the Federal Trade Commission Credit Practices Trade

     Regulation Rule and analogous provisions of state Law, Laws regulating check cashing, collateral loan brokerage, small loans or other loans, interest and usury and debt collection, plain language Laws and Laws proscribing unfair and/or deceptive acts or practices) and franchise disclosure Laws (such as, for example, 16 C.F.R. Sections 436 et seq. and
                                                                   -- ---
     analogous provisions of state Law). Neither Company nor any of their directors, officers, employees or representatives has offered, proposed, promised or made any illegal payment to officers, employees or representatives of any Governmental Body, or engaged in any illegal reciprocal practices or made any illegal payment or given any other illegal consideration to any third party.

               4.20  Environmental Matters.  Except as set forth on
                     ---------------------
     Schedule 4.20 hereto:

               (a) the operations of each Company have been and are in compliance with all applicable material Environmental Laws and all Licenses issued pursuant to applicable material Environmental Laws ("Environmental Permits");

               (b) each Company has obtained all material Environmental Permits necessary to operate its business and is in compliance with such Environmental Permits;

               (c) neither Company is the subject of any outstanding written order, agreement or Contract with any governmental authority or person respecting (i) applicable Environmental Laws, (ii) Remedial Action, (iii) any Release or threatened Release of a Hazardous Material or (iv) any Environmental Claim;

               (d) neither Company has received any written communication alleging that either Company or the operations thereof may be in violation of any applicable Environmental Law or any Environmental Permit, or may have any liability under any applicable Environmental Law;

               (e) to the best of each Seller's knowledge, neither Company has any liability in connection with any Release of any Hazardous Materials into the indoor or outdoor environment (whether on-site or off-site) and, to the best of each Seller's knowledge, no facts or circumstances exist which could reasonably be expected to give rise to such liability under applicable Environmental Laws;

               (f) there are no legal or administrative proceedings pending or, to the knowledge of any of the Sellers or Any Kind, threatened against the Company alleging the violation of or seeking to impose liability pursuant to applicable Environmental Laws;

               (g) to the best of each Seller's knowledge, there are no investigations of the business, operations, or currently or previously owned, operated or leased property of either Company pending or, to the knowledge of any of the Sellers or Any Kind, threatened which could lead to the imposition of any liability pursuant to applicable Environmental Law;

               (h) to the best of each Seller's knowledge, there is not located at any of the properties of either Company any (i) underground storage tanks, (ii) asbestos-containing material or (iii) equipment containing polychlorinated biphenyls; and

               (i) Any Kind and the Sellers have provided to the Purchaser copies of all environmentally related audits, studies, reports, analyses, and results of investigations that have been performed with respect to the currently or previously owned, leased or operated properties of either Company.

               4.21  Insurance.  Schedule 4.21 sets forth a complete and
                     ---------
     accurate list of all policies of insurance of any kind or nature covering either Company or any of their respective employees, properties or assets, including, without limitation, policies of life, disability, fire, theft, workers compensation, employee fidelity and other casualty and liability insurance. All such policies are in full force and effect and neither Company is in default of any provision thereof.

               4.22  Payables.  All accounts payable of either Company
                     --------
     reflected in their respective Balance Sheets or arising after the date thereof are the result of bona fide transactions in the ordinary course of business and have been paid or are not yet due and payable.

               4.23  Related Party Transactions.  Except as set forth on
                     --------------------------
     Schedule 4.23, none of the Sellers or any Affiliate of any of the Companies or any Seller has borrowed any monies from or has outstanding any indebtedness or other similar obligations to either Company. Except as set forth in Schedule 4.23, none of any Sellers, any of the Companies, any Affiliate of either Company or any Seller or any officer or employee of any of them (i) owns any direct or indirect interest of any kind in, or controls or is a director, officer, employee or partner of, or consultant to, or lender to or borrower from or has the right to participate in the profits of, any Person which is (A) a competitor, supplier, customer, landlord, tenant, creditor or debtor of either Company, (B) engaged in a business related to the business of either Company, or (C) a participant in any transaction to which either Company is a party or (ii) is a party to any Contract or transaction with either Company.

               4.24  ADA Matters.  None of any Company or any of the
                     -----------
     Shareholders or Limited Partners has received any notification, or is aware of any circumstance, regarding any real property which is the subject of any of the Real Property Leases which would require that the lessee under any such Real Property Lease make any additions, renovations or improvements to such property pursuant to the terms of the Americans With Disabilities Act ("ADA") or otherwise.

               4.25  Banks.  Schedule 4.25 contains a complete and correct
                     -----
     list of the names and locations of all banks in which either Company has accounts or safe deposit boxes and the names of all persons authorized to draw thereon or to have access thereto. Except as set forth on Schedule 4.25, no person holds a power of attorney to act on behalf of either Company.

               4.26  Consumer Loans; Louisiana Pay Day Loans.
                     ---------------------------------------
     (a) Schedule 4.26 contains a complete and correct list of all Consumer Loans as of the date such schedule was prepared together with the outstanding principal balance and Consumer Loan Amount for each Consumer Loan set forth thereon, in each case, as of the date such schedule was prepared. Schedule 4.26 also contains the standard form of the note and other loan documentation used by either Company to evidence the Consumer Loans. Each of the Consumer Loans and Louisiana Pay Day Loan is in full force and effect and is the legal, valid and binding obligation of the obligor thereunder, enforceable against such Person in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity). Except as set forth on Schedule 4.26, to the knowledge of any Seller or Any Kind, no obligor under any Consumer Loan or Louisiana Pay Day Loan is in default thereunder in any material respect. Each Consumer Loan and Louisiana Pay Day Loan was made in (i) the ordinary and usual course of business and (ii) conformity to the credit policies and underwriting standards, in each case, of the Company which made such Consumer Loan or Louisiana Pay Day Loan. Each Company has in its possession (A) a fully executed original note or post-dated check representing each Consumer Loan or Louisiana Pay Day Loan owned by such Company and (B) a fully executed original or a true, complete and correct copy of all other documents relating to the Consumer Loan or Louisiana Pay Day Loan represented by such note or post-dated check, the rights and duties of the obligor under such Consumer Loan or Louisiana Pay Day Loan, the operative terms and conditions of such Consumer Loan or Louisiana Pay Day Loan, the rights and obligations of any other Person relating to such Consumer Loan or Louisiana Pay Day Loan and any collateral associated therewith) and all other documents necessary to enforce such Consumer Loan or Louisiana Pay Day Loan or perfect the security interest thereunder.

               (b) To the best of each Seller's knowledge (i) each of the Companies is in compliance with all laws enacted by and all regulations promulgated or issued by any Governmental Body pertaining to usury, truth-in-lending, installment or conditional sales and sales financing, and (ii) neither the billing and collection nor enforcement of any Consumer Loan or Louisiana Pay Day Loan in accordance with the express contractual terms thereof will result in the violation of any Laws enacted by or regulations promulgated or issued by any Governmental Body.

               (c) As of the date hereof, the parties agree that $2,493 is the estimated Louisiana Pay Day Loan Amount.

               4.27  Financial Advisors.  Except as set forth on Schedule
                     ------------------
     4.27, no Person has acted, directly or indirectly, as a broker, finder or financial advisor for any of the Sellers or any of the Companies in connection with the transactions contemplated by this Agreement and no Person is entitled to any fee or commission or like payment in respect thereof.

               4.28  Capital Expenditures.  Schedule 4.28 contains, with
                     --------------------
     respect to each of the Companies, a complete and correct list of all Capital Expenditures (other than Incurred Capital Expenditures) that
     (i) have been actually incurred by either of the Companies during the period from the Balance Sheet Date through the date hereof or (ii) are budgeted to be made by either Company during the period from the date hereof through the Closing Date. Schedule 4.28 also lists all Stores opened since the Balance Sheet Date and all locations which are currently under development and/or construction to be operated by either Company.

               4.29  Name.  "Any Kind", "Any Kind Check Cashing", "U.S.
                     ----
     Check" and "U.S. Check Exchange" are the only names used by Any Kind or U.S. Check in the operation of the Stores.

               4.30  Investment Intention.  The DFG Stock Purchaser is
                     --------------------
     acquiring the DFG Common Stock for its own account, for investment purposes only and not with a view to the resale or distribution (as such term is used in Section 2(11) of the Securities Act of 1933, as amended (the "Securities Act") thereof. The DFG Stock Purchaser understands that the shares of DFG Common Stock received by it will not have been registered under the Securities Act and cannot be sold unless subsequently registered under the Securities Act or an exemption from such registration is available. The DFG Stock Purchaser hereby acknowledges that the certificates delivered to it evidencing its shares of DFG Common Stock shall be legended as indicated in the previous sentence and as provided in the Shareholders Agreement. The DFG Stock Purchaser is an "accredited investor" within the meaning of Rule 501(a) of Regulation D promulgated under the Securities Act.


                                    ARTICLE V

               REPRESENTATIONS AND WARRANTIES OF PURCHASER AND DFG

               The Purchaser and DFG hereby represent and warrant to the Sellers that:

               5.1   Organization and Good Standing.  The Purchaser is a
                     ------------------------------
     corporation duly organized, validly existing and in good standing under the laws of the State of New York. DFG is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

               5.2   Authorization of Agreement.  Each of the Purchaser and
                     --------------------------
     DFG has full corporate power and authority to execute and deliver this Agreement and each other agreement, document, instrument or certificate contemplated by this Agreement or to be executed by the Purchaser or DFG, as the case may be, in connection with the consummation of the transactions contemplated hereby and thereby (the "Purchaser Documents"), and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by each of the Purchaser and DFG of this Agreement and each Purchaser Document have been duly authorized by all necessary corporate action on behalf of the Purchaser and DFG. This Agreement has been, and each Purchaser Document will be at or prior to the Closing, duly executed and delivered by the Purchaser and DFG and (assuming the due authorization, execution and delivery by the other parties hereto and thereto) this Agreement constitutes, and each Purchaser Document when so executed and delivered will constitute, legal, valid and binding obligations of the Purchaser and DFG, enforceable against each of them in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

               5.3   Conflicts; Consents of Third Parties.
                     ------------------------------------
               (a) Except as set forth on Schedule 5.3 hereto, none of the execution and delivery by the Purchaser and DFG of this Agreement and of the Purchaser Documents, the consummation by the Purchaser and DFG of the transactions contemplated hereby and thereby, or compliance by the Purchaser and DFG with any of the provisions hereof or thereof will (i) conflict with, or result in the breach of, any provision of the certificate of incorporation or by-laws of the Purchaser or DFG, as the case may be, (ii) conflict with, violate, result in the breach or termination of, constitute a default under, or give rise to any right of acceleration under, any note, bond, mortgage, indenture, license, agreement or other instrument or obligation to which the Purchaser or DFG is a party or by which the Purchaser or DFG or any of their respective properties or assets are bound or (iii) violate any statute, rule, regulation, judgment or Order of any Governmental Body by which the Purchaser or DFG is bound.

               (b) Except as set forth on Schedule 5.3, no consent, waiver, approval, Order, Permit or authorization of, or declaration or filing with, or notification to, any Person or Governmental Body is required on the part of the Purchaser or DFG in connection with the execution and delivery of this Agreement or the Purchaser Documents or the compliance by Purchaser or DFG with any of the provisions hereof or thereof.

               5.4   Litigation.  There are no Legal Proceedings pending
                     ----------
     or, to the best knowledge of the Purchaser or DFG, threatened that are reasonably likely to prohibit or restrain the ability of the Purchaser or DFG to enter into this Agreement or consummate the transactions contemplated hereby.

               5.5   Investment Intention.  The Purchaser is acquiring the
                     --------------------
     Shares and LP Interests for its own account, for investment purposes only and not with a view to the resale or distribution (as such term is used in Section 2(11) of the Securities Act) thereof. Purchaser understands that the Shares and LP Interests have not been registered under the Securities Act and cannot be sold unless subsequently registered under the Securities Act or an exemption from such registration is available.

               5.6   Financial Advisors.  No Person, other than Beau
                     ------------------
     Jeffries, has acted, directly or indirectly, as a broker, finder or financial advisor for the Purchaser or DFG in connection with the transactions contemplated by this Agreement and, other than Beau Jeffries, no person is entitled to any fee or commission or like payment in respect thereof.

               5.7   DFG Common Stock.  The shares of DFG Common Stock to
                     ----------------
     be issued as a part of the Purchase Price will be validly issued, fully paid and non-assessable, and such shares will be issued free and clear of any and all Liens, except for (a) Securities Act restrictions on the resale or distribution of such shares and state blue sky laws and (b) restrictions contained in the Shareholders Agreement.

                                   ARTICLE VI

                                    COVENANTS

               6.1   Access to Information.  (a) Any Kind and the Sellers
                     ---------------------
     agree that, prior to the Closing Date, the Purchaser shall be entitled, through its officers, employees and representatives (including, without limitation, its legal advisors and accountants), to make such investigation of the properties, businesses and operations of the Companies and such examination of the books, records and financial condition of the Companies as it reasonably requests and to make extracts and copies of such books and records. Any such investigation and examination shall be conducted during regular business hours and under reasonable circumstances, and Any Kind and the Sellers shall cooperate, and shall cause the Companies to cooperate, fully therein. In order that the Purchaser may have full opportunity to make such physical, business, accounting and legal review, examination or investigation as it may reasonably request of the affairs of the Companies, Any Kind and the Sellers shall cause the officers, employees, consultants, agents, accountants, attorneys and other representatives of the Companies to cooperate fully with such representatives in connection with such review and examination.

               (b) The determination of the Foreign Cash on Hand to be delivered by the Sellers to the Purchaser pursuant to Section 2.4 hereof shall be true and correct.

               6.2   Conduct of the Business Pending the Closing.
                     -------------------------------------------
               (a) Except as otherwise expressly contemplated by this Agreement or with the prior written consent of the Purchaser (which consent shall not be unreasonably withheld or delayed), each of the Sellers covenant that each Company shall:

               (i) conduct its businesses only in the ordinary course consistent with past practice;

               (ii) use its best efforts to (A) preserve its present business operations, organization (including, without limitation, management and the sales force) and goodwill and (B) preserve its present relationship with Persons having business dealings with it;

               (iii) maintain (A) all of its assets and properties in their current condition, ordinary wear and tear excepted and
          (B) insurance upon all of its properties and assets in such amounts and of such kinds comparable to that in effect on the date of this Agreement;

               (iv) (A) maintain its books, accounts and records in the ordinary course of business consistent with past practices,
          (B) continue to collect accounts receivable and pay accounts payable utilizing normal procedures and without discounting or accelerating payment of such accounts except for such discounting or accelerating as may be done in the ordinary course consistent with past practice, and (C) comply with all contractual and other obligations applicable to its operations;

               (v) promptly pay and discharge all liabilities (including liabilities for services rendered or goods delivered to either of the Companies) that are due and payable by it prior to the Closing Date except where such liabilities are being disputed in good faith by appropriate proceedings; and

               (vi) comply in all material respects with applicable Laws, including, without limitation, Environmental Laws.

               (b) Except as otherwise expressly contemplated by this Agreement or with the prior written consent of the Purchaser (which consent shall not be unreasonably withheld in the case of subparagraphs (v), (vii), (viii) or (xii) below), the Sellers covenant that they shall not permit either Company to:

               (i) except as expressly provided in Section 1.3, declare, set aside, make or pay any dividend or other distribution in respect of the capital stock of either of the Companies or repur-chase, redeem or otherwise acquire any outstanding shares of the capital stock or other securities of, or other ownership interests in, either Company;

               (ii) transfer, issue, sell or dispose of any shares of capital stock, partnership interests or other securities of either Company or grant options, warrants, calls or other rights to purchase or otherwise acquire shares of the capital stock, partnership interests or other securities of either Company;

               (iii) effect any recapitalization, reclassification, stock split or like change in the capitalization of either Company;

               (iv) amend the certificate of incorporation, by-laws, certificate of limited partnership or partnership agreement of either Company;

               (v) (A) increase by 10% or more in the aggregate the annual level of compensation of any employee of either

          Company whose annual compensation exceeds $25,000, (B) increase the annual level of compensation payable or to become payable by either Company to any of their respective executive officers, (C) grant any bonus, benefit or other direct or indirect compensation to any employee, director or consultant whose annual compensation exceeds $25,000, other than in the ordinary course consistent with past practice and in such amounts as are fully reserved against in the Financial Statements, (D) increase the coverage or benefits available under any (or create any new) severance pay, termination pay, vacation pay, company awards, salary continuation for disability, sick leave, deferred compensation, bonus or other incentive compensation, insurance, pension or other employee benefit plan or arrangement made to, for, or with any of the directors, officers, employees, agents or representa-tives of either Company or otherwise modify or amend or terminate any such plan or arrangement or (E) enter into any employment, deferred compensation, severance, consulting, non-competition or similar agreement (or amend any such agreement) to which either Company is a party or involving a director, officer or employee of either Company in his or her capacity as a director, officer or employee of either Company;

               (vi) except for trade payables and for indebtedness for borrowed money incurred in the ordinary course of business and consistent with past practice, borrow monies for any reason or draw down on any line of credit or debt obligation, or become the guarantor, surety, endorser or otherwise liable for any debt, obligation or liability (contingent or otherwise) of any other Person;

               (vii) subject to any Lien, any of the properties or assets (whether tangible or intangible) of either Company;

               (viii) acquire any material properties or assets or sell, assign, transfer, convey, lease or otherwise dispose of any of the material properties or assets (except for fair consideration in the ordinary course of business consistent with past practice) of either Company;

               (ix) cancel or compromise any debt or claim or waive or release any material right of either Company except in the ordinary course of business consistent with past practice;

               (x) enter into any commitment for Capital Expenditures, except as provided in Schedule 4.28 hereto;

               (xi) enter into, modify or terminate any labor or collective bargaining agreement of either Company or, through negotiation or otherwise, make any commitment or incur any liability to any labor organization with respect to either Company;

               (xii) introduce any material change with respect to the operation of either Company, including any material change in the types, nature, composition or quality of its products or services or, other than in the ordinary course of business, make any change in product specifications or prices or terms of distributions of such products;

               (xiii) become obligated to develop any new locations except as provided on Schedule 4.28;

               (xiv) enter into or agree to enter into any merger or consolidation with any Person or engage in any new business or invest in, make a loan, advance or capital contribution to, or otherwise acquire the securities of, any other Person;

               (xv) except for transfers of cash pursuant to normal cash management practices, make any investments in or loans to, or pay any fees or expenses to, or enter into or modify any Contract with, any Seller or any shareholder, partner or Affiliate of any Seller;

               (xvi) restructure, change, modify or renegotiate the terms of any obligation of either Company to another Person which restructuring, change, modification or renegotiation has the effect of extending, delaying or deferring the time for payment or performance of any such obligation, other than in the ordinary course of business consistent with past practice;

               (xvii) modify its credit eligibility policies, underwriting standards, reserve practices or standard form documentation relating to any Consumer Loans;

               (xviii) agree to do anything prohibited by this Section 6.2 or take or omit to take any action which would make any of the representations and warranties of the Sellers in this Agreement or the Seller Documents untrue or incorrect in any material respect as of any time through and including the Closing Date; or

               (xix) make any material Tax election or settle or compromise any Tax liability for an amount materially in excess of the liability therefor that is reflected on the Financial Statements of either Company, as the case may be.

               6.3   Consents.  Except to the extent provided in Section
                     --------
     6.4 hereof, Any Kind, U.S. Check and the Sellers shall use their best efforts, and the Purchaser and DFG shall cooperate with Any Kind, U.S. Check and the Sellers, to obtain at the earliest practicable date all consents, waivers, approvals, Orders, Permits and authorizations of any Person or Governmental Body required to be obtained by Any Kind or U.S. Check to consummate the transactions contemplated by this Agreement, including, without limitation, the consents, waivers, approvals, Orders, Permits and authorizations of any Person or Governmental Body referred to in Section 4.6(b) hereof.

               6.4   Consents to Real Property Leases; Releases of Personal
                     ------------------------------------------------------
     Guarantees.  Any Kind, U.S. Check and the Sellers, Purchaser and DFG
     ----------
     will jointly cooperate and use commercially reasonable efforts to
     (i) obtain all consents and estoppels from landlords and lessors which are required to be obtained to consummate the transactions contemplated by this Agreement pursuant to the terms of any of the Real Property Leases, and (ii) obtain releases of the guarantees that are listed on Schedule 6.4 hereto and which were made by any of the Shareholders.

               6.5   No Solicitation.  Neither Any Kind nor the Sellers
                     ---------------
     will, nor will they cause or permit either Company or any of either Company's directors, officers, employees, representatives or agents (collectively, the "Representatives") to, directly or indirectly,
     (i) discuss, negotiate, undertake, authorize, recommend, propose or enter into, either as the proposed surviving, merged, acquiring or acquired corporation, any transaction involving a merger, consolidation, business combination, purchase or disposition of any capital stock or other equity interest in, or material assets of, either Company other than the transactions set forth in this Agreement (an "Acquisition Transaction"), (ii) facilitate, encourage, solicit or initiate discussions, negotiations or submissions of proposals or offers in respect of an Acquisition Transaction, (iii) furnish or cause to be furnished, to any Person, any information concerning the business, operations, properties or assets of either Company in connection with an Acquisition Transaction, or (iv) otherwise cooperate in any way with, or assist or participate in, facilitate or encourage, any effort or attempt by any other Person to do or seek any of the foregoing. Any Kind and the Sellers will inform the Purchaser in writing immediately following the receipt by any Seller, either Company or any Representative of any proposal or inquiry in respect of any Acquisition Transaction.

               6.6   Preservation of Records.  Subject to Section 6.13(b)
                     -----------------------
     hereof (relating to the preservation of Tax records), the Sellers and the Purchaser agree that each of them shall preserve and keep the records held by any of them relating to the business of the Companies for a period of four years from the Closing Date and shall make such records and personnel available to the other as may be reasonably required by such party in connection with, among other things, any insurance claims by, legal proceedings against or governmental investigations of the Sellers or the Purchaser or any of their Affiliates or in order to enable the Sellers or the Purchaser to comply with their respective obligations under this Agreement, the Noncompetition Agreements and each other agreement, document or instrument contemplated hereby or thereby. In the event any of the Sellers or the Purchaser wishes to destroy such records after that time, such party shall first give ninety (90) days prior written notice to the other and such other party shall have the right at its option and expense, upon prior written notice given to such party within that ninety (90) day period, to take possession of the records within one hundred and eighty (180) days after the date of such notice.

               6.7   Publicity.  None of Any Kind, U.S. Check, the Sellers,
                     ---------
     the Purchaser or DFG shall issue any press release or public announcement concerning this Agreement or the transactions contemplated hereby without obtaining the prior written approval of the other parties hereto, which approval will not be unreasonably withheld or delayed, unless, in the sole judgment of the Purchaser, disclosure is otherwise required by applicable Law, provided that, to the extent required by applicable Law, the party intending to make such release shall use its best efforts consistent with such applicable Law to consult with the other party with respect to the text thereof.

               6.8   Repayment of Loans; Turn Over of Funds.  (a) On or
                     --------------------------------------
     prior to the Closing Date, all loans or other advances from either Company to the Sellers or any of their Affiliates, including any accrued and unpaid interest thereon, shall be repaid in full and all loans or other advances from the Sellers or any of their Affiliates to either Company, including any accrued interest thereon, shall be paid in full (collectively the "Affiliate Loans").

               (b) On or prior to the Closing Date, the Sellers shall cause the obligations owed to Wells Fargo Bank pursuant to loan numbers 02-980-4850-4 and 02-9804-930-4 to be repaid and discharged in full.

               (c) All amounts which are paid in respect of the Excluded Assets and are received by either Company following the Closing shall be received by them as agent, in trust for and on behalf of the Shareholders, the Limited Partners and Any Kind, in its capacity as
     the general partner of U.S. Check, as applicable.   All amounts which
     are received by any of the Sellers following the Closing relating to the operations or business of either Company (other than those amounts received by any of them in respect of the Excluded Assets) shall be received by them as agent, in trust for and on behalf of the applicable Company. The Purchaser and DFG shall cause the Companies to, and the Sellers shall, pay promptly all such amounts to the Person that is entitled to such amounts and shall provide to such Person information as to the nature, source and classification of such payments, including any invoice relating thereto.

               6.9   Use of Name.  The Sellers hereby agree that upon the
                     -----------
     consummation of the transactions contemplated hereby, the Purchaser, Any Kind and U.S. Check shall have the sole right to the use of the names "Any Kind", "Any Kind Check Cashing", "U.S. Check", and "U.S. Check Exchange" and the Sellers shall not, and shall not cause or permit any of their Affiliate to, use such names or any variation or simulation thereof in any business or manner, either involving check cashing or otherwise; provided, however, the Baltimore area may
                           --------  -------
     continue to use the name "All Kinds of Checks Cashed."

               6.10  Non-Competition Agreements.  Each Seller hereby agrees
                     --------------------------
     that, on or prior to the Closing Date, such Person shall execute and deliver to Purchaser a Noncompetition Agreement, substantially in the form of Exhibit A hereto.

               6.11  Seller Releases.   Each Seller hereby agrees that, on
                     ---------------
     or prior to the Closing Date, such Person shall execute and deliver to the Purchaser and the Companies a release, substantially in the form of Exhibit E hereto (the "Seller Release").

               6.12  Employee Benefits and Employment.
                     --------------------------------
               (a) The Sellers shall, no later than the Closing Date, assume and maintain sponsorship and full responsibility of each of the Employee Benefit Plans, and to the extent necessary shall cause Any Kind and U.S. Check to terminate or otherwise cease its sponsorship of the Employee Benefit Plans.

               (b) Sellers shall deliver to Purchaser at least 5 Business Days prior to the Closing Date a complete and correct list of all employees of either of the Companies (the "Employees") setting forth their names, employment position, salary or hourly wage rate, location as of June 30, 1996 and separately identifying those Employees who were actively employed on such date ("Active Employees") and those Employees who were not actively employed on such date (i.e., were absent due to disability, sickness or leave of absence) (the "Inactive Employees").

               6.13  Tax Matters.
                     -----------
               (a)   Preparation of Tax Returns; Payment of Taxes
                     --------------------------------------------
     (i)The Sellers' Representative, Any Kind and Purchaser will, to the extent permitted by applicable law, elect with the relevant taxing authority to close the taxable period of Any Kind on the Closing Date. In any case where applicable law does not permit Any Kind to close its taxable year on the Closing Date, then Taxes, if any, attributable to the taxable period of Any Kind beginning before and ending after the Closing Date shall be allocated (a) to the Shareholders for the period up to and including the Closing Date, and (a) to Purchaser for the period subsequent to the Closing Date. For purposes of this Section 6.13(a), Taxes for the period up to and including the Closing Date and for the period subsequent to the Closing Date shall be determined on the basis of an interim closing of the books as of the Closing Date or, to the extent not susceptible to such allocation, by apportionment on the basis of elapsed days.

                     (ii) The Sellers' Representative shall be responsible for filing or causing to be filed all Tax Returns required to be filed by or on behalf of Any Kind, U.S. Check and/or their operations and assets on or before the Closing Date (taking into account applicable extensions) and shall pay or cause to be paid any Taxes shown to be due thereon. The Sellers' Representative shall file all such Tax Returns in a manner consistent with past practices and, upon Purchaser's request, shall provide copies of such Tax Returns to Purchaser for Purchaser's review and comment at least twenty (20) Business Days prior to filing. Purchaser shall be responsible for filing or causing to be filed all Tax Returns required to be filed by or on behalf of Any Kind, U.S. Check and/or their operations and assets after the Closing Date (taking into account applicable extensions) and shall pay or cause to be paid any Taxes shown to be due thereon subject to the amount of any Taxes that are the responsibility of the Shareholders pursuant to Section 6.13(a)(iii).

                     (iii) With respect to any Tax Return of Any Kind required to be filed by Purchaser for a taxable period of Any Kind beginning before and ending on or after the Closing Date, Purchaser shall provide the Sellers' Representative with a statement setting forth the amount of Tax shown on such Tax Return for which the Shareholders are responsible pursuant to Section 6.13(a)(i) (the "Statement") at least twenty (20) business days prior to the due date for filing of such Tax Return (including extensions). Not later than five (5) business days before the due date for payment of Taxes with respect to such Tax Return, the Shareholders shall pay to Purchaser an amount equal to the Taxes shown on the Statement as being the responsibility of the Shareholders pursuant to Section 6.13(a)(i) hereof. No payment pursuant to this
     Section 6.13(a)(iii) shall excuse the Shareholders from their indemnification obligations pursuant to Section 9.5 hereof should the amount of Taxes as ultimately determined (on audit or otherwise), for the periods covered by such Tax Returns and which are the responsibility of the Shareholders, exceed the amount of the Shareholders' payment under this Section 6.13(a)(iii).

                     (iv) The Shareholders may not file any amended Tax Returns or refund claims in respect of any taxable period of Any Kind ending on or prior to the Closing Date without the prior written consent of Purchaser.

                     (v) All profits and losses of U.S. Check attributable to the limited partners' interests in U.S. Check shall be allocated between the Limited Partners and the Purchaser, as the substitute limited partner of U.S. Check, in accordance with Section 706 of the Code and the Treasury Regulations promulgated thereunder on the basis of an interim closing of the books. Distributions (not including the Purchase Price) made by U.S. Check in respect of the limited partners' interests after the Closing shall be made to the Purchaser, as the substitute limited partner of U.S. Check.

               (b)   Cooperation with Respect to Tax Returns.  Purchaser
                     ---------------------------------------
     and Sellers agree to furnish or cause to be furnished to each other, and each at their own expense, as promptly as practicable, such information (including access to books and records) and assistance, including making employees available on a mutually convenient basis to provide additional information and explanations of any material provided, relating to each Company as is reasonably necessary for the filing of any Tax Return, for the preparation for any audit, and for the prosecution or defense of any claim, suit or proceeding relating to any adjustment or proposed adjustment with respect to Taxes. Purchaser and Sellers shall retain all information, records or documents in their possession relating to each Company that might be relevant to computations or payments required after the Closing Date with respect to Tax matters relating to any taxable period ending on, prior to or including the Closing Date until the expiration of the relevant statute of limitations or extensions thereof or, if a proceeding has been instituted for which the information, records or documents is required, until there is a final determination with respect to such proceeding.

               (c)   Tax Audits.
                     ----------

                     (i) Purchaser shall promptly notify the Sellers' Representative upon receipt by Purchaser or Any Kind of written notice of any Tax audits of or proposed assessments against Any Kind for taxable periods of Any Kind ending on or prior to the Closing Date; provided, however, that the failure of Purchaser to give the Sellers'
     --------  -------
     Representative prompt notice as required herein shall not relieve the Shareholders of any of their obligations to pay such Taxes except and to the extent that the Shareholders are actually and materially prejudiced thereby. The Sellers' Representative shall have the right to represent Any Kind's interests in any such Tax audit or administrative or court proceeding and to employ counsel of its choice; provided, that (i) the Sellers' Representative shall keep the
             --------
     Purchaser apprised of the status of any Tax audits or administrative or court proceedings and the Purchaser shall have the right to consult with the Sellers' Representative and its counsel, at the Purchaser's cost and expense, in connection therewith and (ii) in the event that a settlement or compromise thereof would obligate either Company or the Purchaser to make any monetary payment or would otherwise adversely effect either Company, the Purchaser or any of their Affiliates, the Sellers' Representative and/or the Sellers may not agree to such a settlement or compromise without the prior consent of the Purchaser which consent will not be unreasonably withheld or delayed.

                     (ii) The Sellers' Representative shall promptly notify Purchaser upon receipt by any of the Sellers of written notice of any Tax audit or proposed assessment or other proposed change or adjustment which may affect either Company or its Tax attributes. The Sellers' Representative shall keep Purchaser duly informed of the progress thereof and, if the results of such Tax audit or proceeding may have an adverse effect on either Company, Purchaser or any of their Affiliates for any taxable period including or ending after the Closing Date, then the Sellers' Representative and/or the Sellers may not agree to a settlement or compromise thereof without Purchaser's consent, which consent will not be unreasonably withheld or delayed.

               (d)   Transfer Taxes.  The Purchaser shall be liable for and
                     --------------
     shall pay all sales, use, stamp, documentary, filing, recording, transfer or similar fees or taxes or governmental charges (including, without limitation, FAA, ICC, DOT, real estate and motor vehicle registration, title recording or filing fees and other amounts payable in respect of transfer filings) as levied by any taxing authority or governmental agency in connection with the transactions contemplated by this Agreement (other than taxes measured by or with respect to income imposed on any Seller or their respective Affiliates). The Sellers hereby agree to file all necessary documents (including, but not limited to, all Tax Returns) with respect to all such amounts in a timely manner.

                                   ARTICLE VII

                              CONDITIONS TO CLOSING

               7.1   Conditions Precedent to Obligations of Purchaser.  The
                     ------------------------------------------------
      obligation of the Purchaser and DFG to consummate the transactions contemplated by this Agreement is subject to the fulfillment, on or prior to the Closing Date, of each of the following conditions (any or all of which may be waived by the Purchaser in whole or in part):

               (a) all representations and warranties of the Sellers contained herein shall be true and correct as of the date hereof;

               (b) all representations and warranties of the Sellers contained herein qualified as to materiality shall be true and correct, and the representations and warranties of the Sellers contained herein not qualified as to materiality shall be true and correct in all material respects, at and as of the Closing Date with the same effect as though those representations and warranties had been made again at and as of that time;

               (c) The Sellers and the Companies shall have performed and complied in all material respects with all obligations and covenants required by this Agreement to be performed or complied with by them on or prior to the Closing Date;

               (d) the Purchaser shall have been furnished with a certificate (dated the Closing Date and in form and substance reasonably satisfactory to the Purchaser) executed by the Sellers' Representative certifying as to the fulfillment of the conditions specified in Sections 7.1(a), 7.1(b) and 7.1(c) hereof;

               (e) certificates representing 100% of the DFG stock to be acquired by the DFG Stock Purchaser pursuant to the DFG Purchase Agreement shall have been, or shall at the Closing be, delivered pursuant to the terms of the DFG Purchase Agreement;

               (f) the Purchaser shall have obtained all consents and waivers referred to in Section 5.3 hereof with respect to the transactions contemplated by this Agreement and the Purchaser Documents;

               (g) the Purchaser shall have received from each of Any Kind and U.S. Check audited financial statements as of, and for the years ending, December 31, 1994 and 1995;

               (h) there shall not have been or occurred any Material Adverse Change since December 31, 1995 nor shall the audited financial statements as of, and for the year ending, December 31,

     1995 reflect any significant adjustments from the unaudited financial statements previously provided to the Purchaser;

               (i) the Sellers shall have obtained all consents and waivers referred to in Section 4.6 hereof, in a form reasonably satisfactory to the Purchaser, with respect to the transactions contemplated by this Agreement and the Seller Documents;

               (j) no Legal Proceedings shall have been instituted or threatened or claim or demand made against any of the Sellers, the Companies, or the Purchaser seeking to restrain or prohibit or to obtain substantial damages with respect to the consummation of the transactions contemplated hereby, and there shall not be in effect any Order by a Governmental Body of competent jurisdiction restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated hereby;

               (k) all Affiliate Loans shall have been repaid to or by Any Kind and U.S. Check on or prior to the Closing Date;

               (l) the Sellers shall have furnished, or caused to be furnished, to Purchaser, in form and substance satisfactory to Purchaser, such certificates and other evidence as Purchaser may have reasonably requested as to the satisfaction of the conditions contained in this Section and as to such other matters relating to the representations, warranties, covenants and undertakings in this Agreement as Purchaser may reasonably request;

               (m) estoppels and any necessary consents from the landlords and lessors under each Real Property Lease shall have been obtained in form and substance satisfactory to Purchaser;

               (n) in accordance with Section 1.5, the Sellers shall have furnished, or caused to be furnished, to Purchaser in form and substance satisfactory to Purchaser, such evidence as Purchaser may have reasonably requested as to the making of the Incurred Capital Expenditures;

               (o) Any Kind and the Limited Partners shall have taken all steps necessary to enable Purchaser to become a substitute limited partner in U.S. Check as of the Closing;

               (p) the DFG Stock Purchaser shall have executed the DFG Purchase Agreement and the Shareholders Agreement; and

               (q) the Purchaser shall have received duly executed copies of each of the documents enumerated in Section 8.1.

               7.2   Conditions Precedent to Obligations of the Sellers.
                     --------------------------------------------------
     The obligations of the Sellers to consummate the transactions contemplated by this Agreement are subject to the fulfillment, prior to or on the Closing Date, of each of the following conditions (any or all of which may be waived by the Sellers' Representative in whole or in part to the extent permitted by applicable law):

               (a) all representations and warranties of the Purchaser contained herein shall be true and correct as of the date hereof;

               (b) all representations and warranties of the Purchaser contained herein qualified as to materiality shall be true and correct, and all representations and warranties of the Purchaser contained herein not qualified as to materiality shall be true and correct in all material respects, at and as of the Closing Date with the same effect as though those representations and warranties had been made again at and as of that date;

               (c) the Purchaser and DFG shall have performed and complied in all material respects with all obligations and covenants required by this Agreement to be performed or complied with by Purchaser or DFG on or prior to the Closing Date;

               (d)   payment of the amounts specified in Section 2.2;

               (e) the Sellers shall have been furnished with a certificate (dated the Closing Date and in form and substance reasonably satisfactory to the Sellers) executed by the Chief Executive Officer of each of the Purchaser and DFG certifying as to the fulfillment of the conditions specified in Sections 7.2(a), 7.2(b) and 7.2(c);

               (f) certificates representing 100% of the DFG stock to be acquired by the DFG Stock Purchaser pursuant to the DFG Purchase Agreement shall have been, or shall at the Closing be, delivered pursuant to the terms of the DFG Purchase Agreement;

               (g) there shall not have been or occurred any material adverse change in the business, properties, results of operations, or financial condition of DFG and its Subsidiaries, taken as a whole, since December 31, 1995;

               (h) no Legal Proceedings shall have been instituted or threatened or claim or demand made against the Sellers seeking to restrain or prohibit or to obtain substantial damages with respect to the consummation of the transactions contemplated hereby, and there shall not be in effect any Order by a Governmental Body of competent jurisdiction restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated hereby;

               (i)   DFG shall have executed the DFG Purchase Agreement;

               (j) DFG and the Purchaser shall have furnished, or caused to be furnished, to Sellers, in form and substance satisfactory to Sellers, such certificates and other evidence as Sellers may have reasonably requested as to the satisfaction of the conditions contained in this Section and as to such other matters relating to the representations, warranties, covenants and undertakings in this Agreement as Sellers may reasonably request; and

               (k) the Sellers shall have received duly executed copies of each of the documents enumerated in Section 8.2.


                                  ARTICLE VIII

                            DOCUMENTS TO BE DELIVERED

               8.1   Documents to be Delivered by the Sellers.  At the
                     ----------------------------------------
     Closing, the Sellers shall deliver, or cause to be delivered, to the Purchaser the following:

               (a) stock certificates representing the Shares, duly endorsed in blank or accompanied by stock transfer powers and with all requisite stock transfer tax stamps attached;

               (b)   the certificate referred to in Section 7.1(d) hereof;

               (c) the opinion of Prindle, Decker & Amaro, special counsel to the Sellers, in substantially the form of Exhibit C hereto;

               (d)   copies of all consents and waivers referred to in
     Section 7.1(i) hereof;

               (e) written evidence of (i) the repayment to Any Kind and U.S. Check of all Affiliate Loans, and (ii) the repayment by each of Any Kind and U.S. Check of all Affiliate Loans;

               (f) Noncompetition Agreements, substantially in the form of Exhibit A hereto, duly executed by each Seller;

               (g)   written resignations of each of the directors of Any
     Kind;

               (h)   duly executed FIRPTA Affidavits for each Seller;

               (i) certificates of good standing with respect to each Company issued by the Secretary of State of the state of their organization and for each state in which such Person is qualified to do business as a foreign corporation or limited partnership;

               (j) a duly executed copy of the Shareholders Agreement, executed by each DFG Stock Purchaser;

               (k) the Limited Partners shall have delivered to Purchaser such bills of sale, assignments, special warranty deeds and other good and sufficient instruments of transfer and conveyance, in form and substance satisfactory to Purchaser and its counsel, as shall be effective to vest in Purchaser, and to evidence the vesting in Purchaser of, good and marketable title to the LP Interests;

               (l) full releases and discharges of any claims by any Affiliates of the Companies (other than the Sellers) in respect of any obligations owed by either Company to such Affiliate (other than in respect of the leases relating to 2131 Canal Street, New Orleans La. and 5612 N. Broad Street, Philadelphia, Pa.)

               (m) Seller Releases, substantially in the form of Exhibit E hereto, duly executed by each Seller;

               (n) duly executed copies of the DFG Purchase Agreement, executed by each DFG Stock Purchaser; and

               (o) such other documents as the Purchaser shall reasonably request.

               8.2   Documents to be Delivered by the Purchaser and DFG.
                     --------------------------------------------------
     At the Closing, the Purchaser and DFG shall deliver to the Sellers the following:

               (a) evidence of the payments required to be made pursuant to Section 2.2 hereof;

               (b)   the certificate referred to in Section 7.2(d) hereof;

               (c) two original counterparts of the opinion of Weil, Gotshal & Manges LLP, counsel to the Purchaser, in the form of Exhibit D hereto;

               (d) certificates representing the DFG Common Stock referred to in Section 2.3;

               (e) a letter from Purchaser, dated the Closing Date, regarding Purchaser's lack of actual knowledge as to the material breach of any representation or warranty as of such date;

               (f) a duly executed copy of the DFG Purchase Agreement, executed by DFG; and

               (g) such other documents as the Sellers shall reasonably request.


                                   ARTICLE IX

                                 INDEMNIFICATION

               9.1   Survival.  The representations and warranties of the
                     --------
     Sellers and Purchaser shall remain operative and in full force and effect for a period of twenty-four (24) months after the Closing Date, regardless of any investigation or statement as to the results thereof made by or on behalf of any party hereto; provided that (i) the representations and warranties contained in Section 4.20 as well as the indemnities contained in any of Sections 9.2(a)(iii), 9.2(b)(iii) and 9.2(c)(iii) shall remain operative and in full force and effect until June 30, 2001, (ii) the representations and warranties contained in Section 4.11 shall remain operative and in full force and effect until sixty days following the expiration of the applicable Tax statute of limitations with respect to the relevant taxable period (including extensions), and (iii) the representations and warranties contained in Sections 4.3, 4.4, 4.7 and 4.16 shall survive indefinitely. Notwithstanding anything to the contrary herein, any representation or warranty which is the subject of a claim or dispute which is asserted in writing prior to the expiration of the applicable period set forth above shall survive with respect to such claim or dispute until the final resolution and satisfaction thereof.

               9.2   General Indemnification.
                     -----------------------
               (a) Brimhall hereby agrees to indemnify and hold harmless the Purchaser and its Affiliates (including, after the Closing, the Companies) and their respective directors, officers, employees, agents, successors and assigns (collectively, the "Purchaser Indemnified Parties") from and against and in respect of any and all Losses resulting from, arising out of, based on or relating to:

                (i) the failure of any representation or warranty of any Seller or any of the Companies set forth in this Agreement, any Seller Document or any certificate or instrument delivered by or on behalf of any Seller pursuant to this Agreement, to be true and correct in all respects both as of the date of this Agreement and on the Closing Date at signing and at Closing at signing and at Closing;

               (ii) the breach, on or prior to Closing Date, of any covenant or other agreement on the part of any Seller or any of the Companies under this Agreement or any Seller Document and the breach, after the Closing, of any covenant or other agreement on the part of Brimhall under this Agreement or any Seller Document;

              (iii) (A) any Release of Hazardous Materials in, on, at, or from the Company Properties which occurred, or resulted from operations occurring, as of or prior to the Closing; (B) any tort liability to third parties as a result of any Releases or from exposure to Hazardous Materials arising from any Releases as of or prior to the Closing; (C) notification or designation under any Environmental Law as a potentially responsible party for onsite or offsite disposal of Hazardous Materials, which disposal occurred as of or prior to the Closing, or the listing of any asset of Any Kind or U.S. Check on the CERCLA National Priorities List or any similar list under any Environmental Law as a result of disposal of Hazardous Materials as of or prior to the Closing; or (D) any other Environmental Costs and Liabilities and any other Environmental Claim or Remedial Action resulting from or based upon anything related to the property currently or previously owned, leased or operated by Any Kind or U.S. Check or any predecessors thereof conducted prior to Closing;

               (iv) the Excluded Assets or the ownership, operation, lease or use thereof, or any action taken with respect thereto, by Any Kind, U.S. Check, or by any other Person; or

                (v) the contract identified on Schedule 4.15 relating to the obligations owned to National Financial Exchange, Inc. relating to the store at 15381 Seventh Street, Victorville, California or any of the liens disclosed on Schedule 4.11.

               (b) The Shareholders (other than Brimhall) hereby agree to indemnify and hold harmless the Purchaser Indemnified Parties from and against and in respect of any and all Losses resulting from, arising out of, based on or relating to:

                (i) the failure of any representation or warranty of any Shareholder or Any Kind set forth in this Agreement, any Seller Document or any certificate or instrument delivered by or on behalf of any of the Shareholders or Any Kind pursuant to this Agreement, to be true and correct in all respects both as of the date of this Agreement and on the Closing Date at signing and at Closing;

               (ii) the breach of any covenant or other agreement on the part of any Shareholder under this Agreement or any Seller Document;

              (iii) (A) any Release of Hazardous Materials in, on, at, or from the Company Properties of Any Kind which occurred, or resulted from operations occurring, as of or prior to the Closing; (B) any tort liability of Any Kind to third parties as a result of any Releases or from exposure to Hazardous Materials arising from any Releases as of or prior to the Closing;
          (C) notification or designation under any Environmental Law as a potentially responsible party for onsite or offsite disposal of Hazardous Materials, which disposal occurred as of or prior to the Closing, or the listing of any asset of Any Kind on the CERCLA National Priorities List or any similar list under any Environmental Law as a result of disposal of Hazardous Materials as of or prior to the Closing in all cases related to Any Kind; or (D) any other Environmental Costs and Liabilities and any other Environmental Claim or Remedial Action resulting from or based upon anything related to the property currently or previously owned, leased or operated by Any Kind or any predecessors thereof conducted prior to Closing;

               (iv) the Excluded Assets owned by Any Kind or the ownership, operation, lease or use thereof, or any action taken with respect thereto, by Any Kind or any other Person; or

                (v)  any of the liens disclosed on Schedule 4.11.

          The liability of each Shareholder (other than Brimhall) under this Section 9.2(b) shall be proportionate and equal to the product of
     (x) the amount of Losses subject to indemnification under this Section 9.2(b) and (y) the percentage set forth opposite such Shareholder's name on Schedule 9.2(b); provided, however, each Shareholder (A) shall
                              --------  -------
     be liable for all Losses resulting from, arising out of, based on or relating to any breach, after the Closing, by such Shareholder, of any covenant or other agreement on the part of such Shareholder under this Agreement or any Seller Document and (B) shall not be liable for any Losses resulting from, arising out of, based on or relating to any breach, after the Closing, by another Shareholder, of any covenant or other agreement on the part of such other Shareholder under this Agreement or any Seller Document.

               (c) The Limited Partners hereby agree to indemnify and hold harmless the Purchaser Indemnified Parties from and against and in respect of any and all Losses resulting from, arising out of, based on or relating to:

                (i) the failure of any representation or warranty of any Limited Partner or U.S. Check set forth in this Agreement, any Seller Document or any certificate or instrument delivered by or on behalf of any of the Limited Partners or U.S. Check pursuant to this Agreement, to be true and correct in all respects both as of the date of this Agreement and on the Closing Date at signing and at Closing;

               (ii) the breach of any covenant or other agreement on the part of any Limited Partner or U.S. Check under this Agreement or any Seller Document;

              (iii) (A) any Release of Hazardous Materials in, on, at, or from the Company Properties of U.S. Check which occurred, or resulted from operations occurring, as of or prior to the Closing; (B) any tort liability of U.S. Check to third parties as a result of any Releases or from exposure to Hazardous Materials arising from any Releases as of or prior to the Closing;
          (C) notification or designation under any Environmental Law as a potentially responsible party for onsite or offsite disposal of Hazardous Materials, which disposal occurred as of or prior to the Closing, or the listing of any asset of U.S. Check on the CERCLA National Priorities List or any similar list under any Environmental Law as a result of disposal of Hazardous Materials as of or prior to the Closing in all cases related to U.S. Check; or (D) any other Environmental Costs and Liabilities and any other Environmental Claim or Remedial Action resulting from or based upon anything related to the property currently or previously owned, leased or operated by U.S. Check or any predecessors thereof conducted prior to Closing;

               (iv) the Excluded Assets owned by U.S. Check or the ownership, operation, lease or use thereof, or any action taken with respect thereto, by U.S. Check or any other Person; or

                (v) the contract identified on Schedule 4.15 relating to the obligations owned to National Financial Exchange, Inc. relating to the store at 15381 Seventh Street, Victorville, California or any of the liens disclosed on Schedule 4.11.

               The liability of each Limited Partner under this Section 9.2(c) shall be equal to the product of (x) the amount of Losses subject to indemnification under this Section 9.2(c) and (y) the percentage set forth opposite such Limited Partner's name on Schedule 9.2(c); provided, however, each Limited Partner (A) shall be liable
             --------  -------
     for all Losses resulting from, arising out of, based on or relating to any breach, after the Closing, by such Limited Partner, of any covenant or other agreement on the part of such Limited Partner under this Agreement or any Seller Document and (B) shall not be liable for any Losses resulting from, arising out of, based on or relating to any breach, after the Closing, by another Limited Partner, of any covenant or other agreement on the part of such other Limited Partner under this Agreement or any Seller Document.

               (d) Purchaser and DFG hereby agree to indemnify and hold harmless the Sellers and their respective Affiliates, and their respective directors, officers, employees, agents, successors and assigns (collectively, the "Seller Indemnified Parties") from and against and in respect of any and all Losses resulting from, arising out of, based on or relating to:

               (i) the failure of any representation or warranty of the Purchaser or DFG set forth in this Agreement or any Purchaser Document or any certificate and instrument delivered by or on behalf of the Purchaser or DFG pursuant to this Agreement, to be true and correct in all respects both as of the date of this Agreement and on the Closing Date;

               (ii) the breach of any covenant or other agreement on the part of the Purchaser or DFG under this Agreement or any Purchaser Document;

               (iii) any misrepresentation of fact made by Purchaser or DFG to a lessor of real property to any of the Companies in any document submitted by Purchaser or DFG to such lessor in connection with seeking such lessor's consent to the transfer of the Shares or the LP Interests, as the case may be;

               (iv)  the guarantees listed on Schedule 6.4; or

               (v) any acts, omissions, occurrences, events or obligations of Any Kind or U.S. Check, arising after the Closing Date, whether in contract or tort (including obligations accruing after the Closing Date based upon agreements entered into prior to the Closing Date), unless (i) any Losses resulting from, arising out of, based on or relating to any of the foregoing result, arise, are based on or relate to a breach (or any circumstance or event constituting a breach) of any representation, warranty or covenant of any of the Sellers under this Agreement or any Purchaser Document or (ii) such act, omission, occurrence, event or obligation (or any Losses relating thereto) is of the type or kind described in Sections 9.2(a), 9.2(b) or 9.2(c) hereof.

               9.3   Limitations on Indemnification for Breaches of
                     ----------------------------------------------
     Representations and Warranties.
     ------------------------------
               (a) An indemnifying party shall not have any liability under Section 9.2(a)(i), 9.2(b)(i), 9.2(c)(i) or 9.2(d)(i) hereof unless and until the aggregate amount of Losses subject to indemnification thereunder exceeds $50,000 and, in such event, the indemnifying party shall be required to pay the entire amount of such Losses in excess of $50,000.

               (b) The liability of the Sellers, in the aggregate, pursuant to (i) Sections 9.2(a)(i), 9.2(b)(i) or 9.2(c)(i) hereof (solely to the extent that such indemnities in Sections 9.2(a)(i), 9.2(b)(i) or 9.2(c)(i) relate to a breach of the representations and warranties contained in Section 4.20), and (ii) Sections 9.2(a)(iii), 9.2(b)(iii) or 9.2(c)(iii) hereof shall not exceed $75,000 (including Losses arising from defense costs).

               9.4   Indemnification Procedures.  Except as provided in
                     --------------------------
     Section 6.13 with respect to Taxes, for the purposes of administering the indemnification provisions of Section 9.2, the following procedures shall apply:

               (a) If an indemnified party shall receive notice of any action or proceeding by a third party with respect to which the indemnified party asserts is indemnifiable under Section 9.2 (a "Claim"), the indemnified party shall notify the indemnifying party (the "Indemnitor") of such Claim in writing promptly following the receipt of notice of the commencement of such Claim. The failure to give notice as required by this Section 9.4 in a timely fashion shall not result in a waiver of any right to indemnification hereunder except to the extent that the Indemnitor is actually prejudiced thereby.

               (b) Except as provided below, the Indemnitor shall be entitled to assume the defense or settlement of any Claim of the type referred to in clause (a) hereof (with counsel reasonably satisfactory to the indemnified parties) if the Indemnitor shall provide the indemnified parties a written acknowledgement of its liability to indemnify such indemnified parties against all Losses resulting from, relating to or arising out of such Claim. If the Indemnitor assumes any such defense or settlement, it shall pursue such defense or settlement in good faith. If the Indemnitor fails to elect in writing, within 10 days after the notification referred to above, to assume the defense of any Claim as provided above, the indemnified party may engage counsel to defend, settle or otherwise dispose of such Claim, which counsel shall be reasonably satisfactory to the Indemnitor; provided, however, that the
                                     --------  -------
     indemnified party shall not settle or compromise any such Claim without the consent of the Indemnitor (which consent will not be unreasonably withheld or delayed).

               (c) Notwithstanding anything to the contrary contained herein, the Purchaser shall have the sole right, with counsel reasonably satisfactory to the Indemnitor, to defend and settle in its sole discretion any Claim which constitutes a Non-Assumable Claim and no other party hereto shall be entitled to assume the defense thereof or settle such claim; provided, however, that the Purchaser shall seek
                           --------  -------
     the written consent (which consent shall not be unreasonably withheld or delayed) of the Indemnitor before agreeing to any monetary settlement of any Non-Assumable Claim for which Purchaser seeks indemnification pursuant to this Article 9. A "Non-Assumable Claim" means any claim, action or proceeding (i) arising out of or in connection with, or relating to, any violation or asserted violation of any Law, Order, judgment or decree, (ii) involving any Governmental Body, or (iii) seeking injunctive relief.

               (d) In cases where the Indemnitor has elected to assume the defense or settlement with respect to a Claim as provided above, the Indemnitor shall be entitled to assume such defense or settlement provided that: (i) the indemnified party (and its counsel) shall be
     --------
     entitled to continue to participate at its own cost in any such action or proceeding or in any negotiations or proceedings to settle or otherwise eliminate any claim for which indemnification is being sought; (ii) the Indemnitor shall not be entitled to settle or compromise any such claim without the consent or agreement of the indemnified party (such consent not to be unreasonably withheld or delayed); and (iii) after written notice by the Indemnitor to the indemnified party of its election to assume control of the defense of any Claim, the Indemnitor shall not be liable to such indemnified party hereunder for any attorneys' fees and disbursements subsequently incurred by such indemnified party in connection therewith.

               (e)   In the event that a claim or demand for
     indemnification may be made by the Purchaser under more than one provision of this Section 9, the Purchaser shall have the option to elect the provision of this Section 9 under which it chooses to make such claim or demand for indemnification by the Purchaser.

               9.5   Tax Matters.
                     -----------
               (a) Subject to the terms of subsection (b) hereof, the Shareholders (other than Brimhall) (with respect to themselves and

     Any Kind), the Limited Partners (with respect to themselves and U.S. Check) and Brimhall (with respect to himself and each Company) agree to indemnify and hold harmless the Purchaser and its Affiliates (including, after the Closing, Any Kind and U.S. Check), and in each case their respective directors, officers, employees and agents, from and against any and all Losses resulting from, arising out of, based on or relating to:

                     (i) any and all Taxes with respect to all taxable periods (or portions thereof) of Any Kind or U.S. Check, as the case may be, ending on or prior to the Closing and, to the extent provided in Section 6.13(a) hereof, all taxable periods that include, and end after, the Closing Date; and

                     (ii) any breach of any representation, warranty or covenant contained in Sections 4.11 or 6.13 hereof; and

                     (iii) any Taxes for which the Shareholders are liable pursuant to subsection 6.13(a) hereof.

               (b) The liability of each Shareholder (other than Brimhall) or Limited Partner, as the case may be, under Section 9.5(a) shall be proportionate and equal to the product of (x) the amount of Losses subject to indemnification under Section 9.5(a) and (y) the percentage interest set forth opposite such Shareholder's or Limited Partner's name on Schedule 9.2(b) or 9.2(c), as applicable.

               (c) Any claim for indemnity made under this Section 9.5 may be made at any time prior to sixty days following the expiration of the applicable Tax statute of limitations with respect to the relevant taxable period (including extensions; provided that Purchaser
                                                    --------
     shall not agree to any extensions without obtaining the prior Consent of the Sellers' Representative).

               9.6   Employee Benefits and Labor Indemnity.  (a) The
                     -------------------------------------
     Shareholders (other than Brimhall) (with respect to themselves and Any
     Kind), the Limited Partners (with respect to themselves and U.S. Check) and Brimhall (with respect to himself and each Company) hereby agree to indemnify and hold the Purchaser Indemnified Parties harmless from and against any and all Losses arising out of or based upon or with respect to (i) any Employee Benefit Plan, including, but not limited to, any obligations arising under Part 6 of Title I of ERISA or Section 4980B of the Code or (ii) the employment or termination of employment of any Person prior to the Closing with either of the Companies including, without limitation, any claim with respect to, relating to arising out of or in connection with discrimination by either of the Companies or wrongful discharge, whether a claim is made before or after Closing or (iii) the severance benefits granted to Steve Burningham and John Sahlin.

               (b) The liability of each Shareholder (other than Brimhall) or Limited Partner, as the case may be, under Section 9.6(a) shall be proportionate and equal to the product of (x) the amount of Losses subject to indemnification under Section 9.6(a) and (y) the percentage interest set forth opposite such Shareholder's or Limited Partner's name on Schedule 9.2(b) or 9.2(c), as applicable.

               9.7   Waiver of Subrogation and Other Rights.  Each Seller
                     --------------------------------------
     hereby agrees that if, following the Closing, any payment is made or required to be made by it pursuant to the terms of this Agreement or the Seller Documents (including without limitation this Article IX), none of the Sellers shall have any rights against either Company, whether by reason of subrogation or otherwise, in respect of any such payments, and none of the Sellers shall take any action against either Company with respect thereto. Any such rights which any Seller may, by operation of law or otherwise, have against either Company shall, effective at the time of the Closing, be deemed to be hereby expressly and knowingly waived.

               9.8   Right of Offset.  Without in any way limiting any
                     ---------------
     other rights or remedies Purchaser may have at law or in equity, the Purchaser and DFG shall have the right to set off against any dividends, distributions or other payments that DFG would otherwise be obligated to make in respect of any DFG Common Stock held by a DFG Stock Purchaser, the amount of any claim that Purchaser may have for indemnification pursuant to this Agreement which has been adjudicated by a court of competent jurisdiction in a final non-appealable judgment or order.

               9.9   Treatment of Payment.  The Sellers and Purchaser agree
                     --------------------
     to treat any indemnity payment made pursuant to Sections 9.2, 9.5 or
     9.6 of this Agreement as an adjustment to the Purchase Price for federal, state, local and foreign income tax purposes.


                                    ARTICLE X

                                  MISCELLANEOUS

               10.1  Certain Definitions.  For purposes of this Agreement,
                     -------------------
     the following terms shall have the meanings specified in this Section
     10.1:

               "Acquisition Transaction" shall have the meaning set forth
                -----------------------
     in Section 6.5 hereof.

               "Active Employees" shall have the meaning ascribed to such
                ----------------
     term in Section 6.12(b) hereof.

               "Adjustment Amount" shall have the meaning ascribed to such
                -----------------
     term in Section 2.6 hereof.

               "ADA" shall have the meaning ascribed to such term in
                ---
     Section 4.24 hereof.

               "Affiliate" means, with respect to any Person, any other
                ---------
     Person controlling, controlled by or under common control with such Person.

               "Affiliate Loans" shall have the meaning ascribed to such
                ---------------
     term in Section 6.8 hereof.

               "Agreement" shall have the meaning ascribed to such term in
                ---------
     the introductory paragraph hereto.

               "Any Kind" shall have the meaning ascribed to such term in
                --------
     the introductory paragraph hereto.

               "Any Kind Assets" shall have the meaning ascribed to such
                ---------------
     term in Section 1.1 hereof.

               "Assets" shall have the meaning ascribed to such term in
                ------
     Section 1.1 hereof.

               "Balance Sheet" shall have the meaning ascribed to such term
                -------------
     in Section 4.8 hereof.

               "Balance Sheet Date" shall have the meaning ascribed to such
                ------------------
     term in Section 4.8 hereof.

               "Baltimore Store" means that certain store located in
                ---------------
     Baltimore, Maryland and owned by Any Kind of Checks Cashed, L.P., an Arizona limited partnership of which Any Kind is the limited partner and Liberty, Inc. is the general partner.

               "Brimhall" shall have the meaning ascribed to such term in
                --------
     Section 10.13 hereof.

               "Business Day" means any day of the year on which national
                ------------
     banking institutions in New York are open to the public for conducting business and are not required or authorized to close.

               "Capital Expenditures" means, for any Person for any period,
                --------------------
     the aggregate of all expenditures by such Person, except interest capitalized during construction, during such period for property, plant or equipment, including, without limitation, renewals, improvements, replacements and capitalized repairs, that would be reflected as additions to property, plant or equipment on a consolidated balance sheet of such Person prepared in conformity with GAAP. For the purpose of this definition, the purchase price of equipment which is acquired simultaneously with the trade-in of existing equipment owned by such Person or with insurance proceeds shall be included in Capital Expenditures only to the extent of the gross amount of such purchase price less the credit granted by the seller of such equipment being traded in at such time or the amount of such proceeds, as the case may be.

               "Cash on Hand" means the sum of the U.S. Cash on Hand and
                ------------
     the U.S. Currency Equivalent.

               "Claim" shall have the meaning ascribed to such term in
                -----
     Section 9.4(a) hereof.

               "Closing" shall have the meaning ascribed to such term in
                -------
     Section 3.1 hereof.

               "Closing Date" shall have the meaning ascribed to such term
                ------------
     in Section 3.1 hereof.

               "Closing Statement" means a statement to be delivered by the
                -----------------
     Purchaser to the Sellers' Representative reflecting any adjustments required to be made to the Purchase Price pursuant to Section 2.6.

               "Code" means the Internal Revenue Code of 1986, as amended.
                ----
               "Collectible Amounts" shall have the meaning ascribed to
                -------------------
     such term in Section 1.3 hereof.

               "Common Stock" shall have the meaning ascribed to such term
                ------------
     in Section 4.3 hereof.

               "Companies" and "Company" shall have the meaning ascribed to
                ---------       -------
     such terms in the recitals hereto.

               "Company Property" shall have the meaning ascribed to such
                ----------------
     term in Section 4.12(a) hereof.

               "Consumer Loan" means (i) any Contract (including any
                -------------
     schedule or amendment thereto or assignment, assumption, renewal or novation thereof) in existence at the time of the Closing and any ancillary agreements relating thereto, which is in the form of any secured or unsecured loan, with respect to which either Company is the lender, secured party or obligee (whether initially or as an assignee) and (ii) any restructuring, modification or extension of any Consumer Loan of the type described in clause (i) hereof but "Consumer Loans" shall not include any Pay Day Loans.

               "Consumer Loan Amount" means for a Consumer Loan, an amount
                --------------------
     equal to (i) the principal amount of such Consumer Loan outstanding on the Closing Date, multiplied by (ii) 75%.
                       ----------
               "Contract" means any contract, agreement, indenture, note,
                --------
     bond, loan, instrument, lease, commitment or other arrangement or agreement.

               "DFG" shall have the meaning ascribed to such term in the
                ---
     introductory paragraph hereto.

               "DFG Common Stock" means the common stock of DFG Holdings,
                ----------------
     Inc., par value $0.001 per share.

               "DFG Purchase Agreement" means that certain Stock Purchase
                ----------------------
     Agreement, substantially in the form of Exhibit F attached hereto.

               "DFG Stock Purchaser" means GHB Charitable Trust #1, Lynn
                -------------------
     Stratford, Trustee.

               "Employees" shall have the meaning ascribed to such term in
                ---------
     Section 6.12(b) hereof.

               "Employee Benefit Plans" shall have the meaning ascribed to
                ----------------------
     such term in Section 4.16(a) hereof.

               "Environmental Claim" means any accusation, allegation,
                -------------------
     notice of violation, action, claim, lien, demand, abatement or other order or directive (conditional or otherwise) by any Governmental Body or any other Person for personal injury (including sickness, disease or death), tangible or intangible property damage, damage to the environment, nuisance, pollution, contamination or other adverse effects on the environment, or for fines, penalties or restrictions resulting from or based upon (i) the existence, or the continuation of the existence, of a Release (including, without limitation, sudden or non-sudden accidental or non-accidental Releases) of, or exposure to, any Hazardous Material, odor or audible noise in, into or onto the environment (including, without limitation, the air, soil, surface water or groundwater) at, in, by, from or related to any property owned, operated or leased by either of the Companies or any activities or operations thereof; (ii) the transportation, storage, treatment or disposal of Hazardous Materials in connection with any property owned, operated or leased by either of the Companies or any operations or facilities thereof; or (iii) the violation, or alleged violation, of any Environmental Law of or from any Governmental Body relating to environmental matters connected with any property owned, operated or leased by either of the Companies.

               "Environmental Costs and Liabilities" means any and all
                -----------------------------------
     losses, liabilities, obligations, damages, fines, penalties, judgments, actions, claims, costs and expenses (including, without limitation, fees, disbursements and expenses of legal counsel, experts, engineers and consultants and the costs of investigation and feasibility studies and Remedial Action) arising from or under any Environmental Law or order or contract with any Governmental Body or any other Person.

               "Environmental Law" means any foreign, federal, state or
                -----------------
     local law, statute, regulation, code, ordinance, rule of common law or other requirement in any way relating to the protection of human health and safety or the environment as now or hereafter in effect including, without limitation, the Comprehensive Environmental
     Response, Compensation and Liability Act (42 U.S.C. Section 9601 et seq.),
                                                                      -- ----
     the Hazardous Materials Transportation Act (49 U.S.C. App. Section 1801 et
                                                                             --
     seq.), the Resource Conservation and Recovery Act (42 U.S.C. Section 6901
     ----
     et seq.), the Clean Water Act (33 U.S.C. Section 1251 et seq.), the Clean
     -- ----                                               -- ----
     Air Act (42 U.S.C. Section 7401 et seq.) the Toxic Substances Control Act
                                     -- ----
     (15 U.S.C. Section 2601 et seq.), the Federal Insecticide, Fungicide, and
                             -- ----
     Rodenticide Act (7 U.S.C. Section 136 et seq.), and the Occupational Safety
                                           -- ----
     and Health Act (29 U.S.C. Section 651 et seq.), as such laws have been
                                           -- ----
     amended or supplemented, and the regulations promulgated pursuant thereto, and all analogous foreign, state or local laws.

               "Environmental Permits" shall have the meaning ascribed to
                ---------------------
     such term in Section 4.20(a).

               "ERISA" shall have the meaning ascribed to such term in
                -----
     Section 4.16(a) hereof.

               "Excluded Assets" shall have the meaning ascribed to such
                ---------------
     term in Section 1.3 hereof.

               "Excluded Pay Day Loans" means all Pay Day Loans other than
                ----------------------
     any Louisiana Pay Day Loans.

               "Expenses" shall have the meaning ascribed to such term in
                --------
     Section 1.4(a) hereof.

               "Financial Statements" shall have the meaning ascribed to
                --------------------
     such term in Section 4.8 hereof.

               "FIRPTA Affidavit" shall mean an affidavit of non-foreign
                ----------------
     status that complies with Section 1445 of the Code.

               "Foreign Cash on Hand" means all cash in a currency other
                --------------------
     than U.S. Currency that is physically located in any of the Stores (as verified in accordance with Section 2.4) on the Closing Date.

               "GAAP" means United States generally accepted accounting
                ----
     principles as of the date hereof.

               "Governmental Body" means any government or governmental or
                -----------------
     regulatory body thereof, or political subdivision thereof, whether federal, state, local or foreign, or any agency, instrumentality or authority thereof, or any court or arbitrator (public or private).

               "Hazardous Material" means any substance, material or waste
                ------------------
     which is regulated by the United States, or any state or local governmental authority including, without limitation, petroleum and its by-products, asbestos, and any material or substance which is defined as a "hazardous waste," "hazardous substance," "hazardous material," "restricted hazardous waste," "industrial waste," "solid waste," "contaminant," "pollutant," "toxic waste" or "toxic substance" under any provision of Environmental Law.

               "Inactive Employees" shall have the meaning ascribed to such
                ------------------
     term in Section 6.12(b) hereof.

               "Incurred Capital Expenditures" shall have the meaning
                -----------------------------
     ascribed to such term in Section 1.5 hereof.

               "Indemnitor" shall have the meaning ascribed to such term in
                ----------
     Section 9.4(a) hereof.

               "Law" means any federal, state, local or foreign law
                ---
     (including common law), statute, code, ordinance, rule, regulation or other requirement.

               "Legal Proceeding" means any judicial, administrative or
                ----------------
     arbitral actions, suits, proceedings (public or private), claims or governmental proceedings.

               "Licenses" shall have the meaning ascribed to such term in
                --------
     Section 1.2(a) hereof.

               "Lien" means any lien, pledge, mortgage, deed of trust,
                ----
     security interest, claim, lease, charge, option, right of first refusal, easement, servitude, transfer restriction under any shareholder or similar agreement, encumbrance or any other restriction or limitation whatsoever.

               "Lightning Tax" means a dissolved general partnership
                -------------
     formerly between Any Kind and Lightning Tax, Inc.

               "Limited Partner" shall have the meaning ascribed to such
                ---------------
     term in the introductory paragraph hereto.

               "Losses" means any and all losses, liabilities (accrued,
                ------
     absolute, contingent or otherwise), suits, proceedings, judgments, awards, demands, settlements, fines, assessments, damages, interest and penalties, and costs and expenses (including without limitation reasonable attorneys' fees and litigation expenses).

               "Louisiana Pay Day Loans" means those Pay Day Loans
                -----------------------
     originated from the operations of Stores that are located in the State of Louisiana.

               "Louisiana Pay Day Loan Amount" means, for a Louisiana Pay
                -----------------------------
     Day Loan, an amount equal to (i) the principal amount of such Louisiana Pay Day Loan outstanding on the Closing Date, multiplied by
     (ii) 90%.

               "LP Interests" means the limited partnership interests held
                ------------
     by the Limited Partners in U.S. Check.

               "Material Adverse Change" means any material adverse change
                -----------------------
     in the business, properties, results of operations, prospects or condition (financial or otherwise) of, the Companies taken as a whole.

               "Material Contracts" shall have the meaning ascribed to such
                ------------------
     term in Section 4.15 hereof.

               "Minimum Lease Condition" shall have the meaning ascribed to
                -----------------------
     such term in Section 10.14 hereof.

               "Multiemployer Plans" shall have the meaning ascribed to
                -------------------
     such term in Section 4.16(a) hereof.

               "Multiple Employer Plans" shall have the meaning ascribed to
                -----------------------
     such term in Section 4.16(a) hereof.

               "Noncompetition Agreement" shall have the meaning ascribed
                ------------------------
     to such term in Section 4.2 hereof.

               "Order" means any order, injunction, judgment, decree,
                -----
     ruling, writ, assessment or arbitration award.

               "Partnership Interests" means the general partnership
                ---------------------
     interest held by Any Kind in U.S. Check and the LP Interests, collectively.

               "Pay Day Loans" means (i) any arrangement (including any
                -------------
     schedule or amendment thereto or assignment, assumption, renewal or novation thereof) in existence as of the Closing and any agreements relating thereto which is evidenced, in whole or in part, by a post-dated check made payable to either Company and (ii) any restructuring, modification or extension of any Pay Day Loan of the type described in Clause (i) hereof.

               "Permits" means any approvals, authorizations, consents,
                -------
     Licenses, permits or certificates.

               "Permitted Exceptions" means (i) statutory liens for current
                --------------------
     taxes, assessments or other governmental charges not yet delinquent or the amount or validity of which is being contested in good faith by appropriate proceedings, provided an appropriate reserve is established therefor; (ii) mechanics', carriers', workers', repairers' and similar Liens arising or incurred in the ordinary course of business that are not material to the business, operations and financial condition of the property so encumbered or the Companies;
     (iii) zoning, entitlement and other land use and environmental regulations by any Governmental Body, provided that such regulations have not been violated; and (iv) such other imperfections in title, charges, easements, restrictions and encumbrances which do not materially detract from the value of or materially interfere with the present use of any Company Property subject thereto or affected thereby.

               "Person" means any individual, corporation, partnership,
                ------
     firm, joint venture, association, joint-stock company, trust, unincorporated organization, Governmental Body or other entity.

               "Personal Property Lease" shall have the meaning ascribed to
                -----------------------
     such term in Section 4.13(a) hereof.

               "Pre-Closing Allocation of Expenses" shall have the meaning
                ----------------------------------
     ascribed to such term in Section 1.4(b) hereof.

               "Property Contracts" shall have the meaning ascribed to such
                ------------------
     term in Section 4.12(a) hereof.

               "Purchase Price" shall have the meaning ascribed to such
                --------------
     term in Section 2.1 hereof.

               "Purchaser" shall have the meaning ascribed to such term in
                ---------
     the introductory paragraph hereto.

               "Purchaser Documents" shall have the meaning ascribed to
                -------------------
     such term in Section 5.2 hereof.

               "Purchaser Indemnified Parties" shall have the meaning
                -----------------------------
     ascribed to such term in Section 9.2(a) hereof.

               "Qualified Plans" shall have the meaning ascribed to such
                ---------------
     term in Section 4.16(c) hereof.

               "Rawle Entities" mean any of Richard Rawle, Jon Todd Rawle,
                ---------------
     Richard Tracy Rawle, Tosh Rawle, Lonnie Hayword, Liberty, Inc., Any Kind Check Cashing I, Any Kind of Checks Cashed, Classique Financial Exchange, Inc., Elite Financial Exchange, Inc. and Tosh, Inc.

               "Real Property Lease" shall have the meaning ascribed to
                -------------------
     such term in Section 4.12(a) hereof.

               "Reimbursable Security Deposits" shall have the meaning
                ------------------------------
     ascribed to such term in Section 1.4(a) hereof.

               "Release" means any release, spill, emission, leaking,
                -------
     pumping, pouring, dumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment, or into or out of any property;

               "Remedial Action" means all actions, including, without
                ---------------
     limitation, any capital expenditures required, to (w) clean up, remove, treat or in any other way address any Hazardous Material; (x) prevent the Release or threat of Release of any Hazardous Material so it does not endanger or threaten to endanger public health or welfare or the indoor or outdoor environment; (y) perform pre-remedial studies and investigations or post-remedial monitoring and care; or (z) bring any facility owned, operated or leased by any Company and the operations thereon into compliance with Environmental Laws.

               "Representatives" shall have the meaning ascribed to such
                ---------------
     term in Section 6.5 hereof.

               "Securities Act" shall have the meaning ascribed to such
                --------------
     term in Section 4.30 hereof.

               "Seller Documents" shall have the meaning ascribed to such
                ----------------
     term in Section 4.2 hereof.

               "Seller Indemnified Parties" shall have the meaning ascribed
                --------------------------
     to such term in Section 9.2(d) hereof.

               "Seller Releases" shall have the meaning ascribed to such
                ---------------
     term in Section 6.11 hereof.

               "Sellers" shall mean the Shareholders and the Limited
                -------
     Partners.

               "Sellers' Representative" shall have the meaning ascribed to
                -----------------------
     such term in Section 10.13 hereof.

               "Shareholder" shall have the meaning ascribed to such term
                -----------
     in the introductory paragraph hereto.

               "Shareholders Agreement" means that certain amended and
                ----------------------
     restated shareholders agreement, substantially in the form of Exhibit B hereto.

               "Shares" shall have the meaning ascribed to such term in the
                ------
     recitals hereto.

               "Statement" shall have the meaning ascribed to such term in
                ---------
     Section 6.13(a)(iii) hereof.

               "Stores" shall have the meaning ascribed to such term in the
                ------
     recitals hereto.

               "Subsidiary" means any Person of which a majority of the
                ----------
     outstanding voting securities or other voting equity interests are owned, directly or indirectly, and any partnership of which a general partnership or other interest representing a majority of interest in profits or capital is owned by either Company, but in no event shall U.S. Check be deemed a Subsidiary of Any Kind.

               "Taxes" means all taxes, charges, fees, levies, imposts,
                -----
     duties, and other assessments, including but not limited to any income, alternative minimum or add-on tax, estimated, gross income, gross receipts, sales, use, transfer, gains, transactions, intangibles, ad valorem, value-added, franchise, registration, title, license, capital, paid-up capital, profits, withholding, payroll, employment, excise, severance, stamp, occupation, premium, recording, real property, personal property, Federal highway use, commercial rent, environmental, windfall profit tax, custom, duty or other tax, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest, penalties, or additions to tax, and any interest or penalties imposed with respect to the filing, obligation to file or failure to file any Tax Return.

               "Tax Return" means any return, declaration, report, claim
                ----------
     for refund, information return, statement, or other similar document relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

               "Updated Schedules" shall have the meaning ascribed to such
                -----------------
     term in Section 2.6 hereof.

               "U.S. Cash on Hand" means all cash in U.S. Currency
                -----------------
     physically located in any of the Stores as of the opening of business at the Stores on the Closing Date.

               "U.S. Check" shall have the meaning ascribed to such term in
                ----------
     the introductory paragraph hereto.

               "U.S. Check Assets" shall have the meaning ascribed to such
                -----------------
     term in Section 1.1 hereof.

               "U.S. Currency" means the lawful money (including coins and
                -------------
     currency) of the United States of America.

               "U.S. Currency Equivalent" shall have the meaning ascribed
                ------------------------
     to such term in Section 2.4 hereof.

               "Western Union Guaranteed Growth Plan Amount" means
                -------------------------------------------
     $43,184.58.

               10.2  Expenses.  Except as otherwise provided in this
                     --------
     Agreement, the Sellers and the Purchaser shall each bear their own expenses incurred in connection with the negotiation and execution of this Agreement and each other agreement, document and instrument contemplated by this Agreement and the consummation of the transactions contemplated hereby and thereby, it being agreed that Any Kind may bear any of such costs and expenses solely out of cash that is an Excluded Asset.

               10.3  Specific Performance.  The Sellers acknowledge and
                     --------------------
     agree that the breach of this Agreement would cause irreparable damage to the Purchaser and that the Purchaser will not have an adequate remedy at law. Therefore, the obligations of the Sellers under this Agreement, including, without limitation, the Sellers' obligation to sell the Shares and LP Interests to the Purchaser, shall be enforceable by a decree of specific performance issued by any court of competent jurisdiction, and appropriate injunctive relief may be applied for and granted in connection therewith. Such remedies shall, however, be cumulative and not exclusive and shall be in addition to any other remedies which any party may have under this Agreement or otherwise.

               10.4  Further Assurances.  Each of the Sellers and the
                     ------------------
     Purchaser agrees to execute and deliver such other documents or agreements and to take such other action as may be reasonably necessary or desirable for the implementation of this Agreement and the consummation of the transactions contemplated hereby.

               10.5  Arbitration.  Any controversy arising under, out of,
                     -----------
     in connection with, or relating to, this Agreement, and any amendment hereof, or the breach hereof, shall be determined and settled by arbitration in Maricopa County, Arizona, by a person or persons mutually agreed upon, or in the event of a disagreement as to the selection of the arbitrator or arbitrators, in accordance with the rules of the American Arbitration Association. Any award rendered therein shall specify the findings of fact of the arbitrator or arbitrators and the reasons for such award, with the reference to and reliance on relevant law. Any such award shall be final and binding on each and all of the parties thereto and their personal representatives, and judgment may be entered thereon in any court having jurisdiction thereof and the fees of such arbitrators in connection with the determination shall be paid by the party against whom the award was made, or if a compromise was made, shared equally.

               10.6  Entire Agreement; Amendments and Waivers
                     ----------------------------------------
     Confidentiality.  This Agreement (including the schedules and exhibits
     ---------------
     hereto), and paragraph 14 from that letter, dated January 31, 1996, addressed to Mr. George H. Brimhall from Jeffrey A. Weiss on behalf of Dollar Financial Group, Inc. represent the entire understanding and agreement between the parties hereto with respect to the subject matter hereof and can be amended, supplemented or changed, and any provision hereof can be waived, only by written instrument making specific reference to this Agreement signed by the party against whom enforcement of any such amendment, supplement, modification or waiver is sought; provided, however, the provisions of such paragraph 14
                --------  -------
     shall expire on the Closing Date. No action taken pursuant to this Agreement, including without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representation, warranty, covenant or agreement contained herein. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a further or continuing waiver of such breach or as a waiver of any other or subsequent breach. No failure on the part of any party to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by such party preclude any other or further exercise thereof or the exercise of any other right, power or remedy. All remedies hereunder are cumulative and are not exclusive of any other remedies provided by law.

               10.7  Governing Law.  This Agreement shall be governed by
                     -------------
     and construed in accordance with the laws of the State of Arizona without giving effect to principles of conflicts of law.

               10.8  Counterparts.  This Agreement may be executed in one
                     ------------
     or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

               10.9  Table of Contents and Headings.  The table of contents
                     ------------------------------
     and section headings of this Agreement are for reference purposes only and are to be given no effect in the construction or interpretation of this Agreement.

               10.10     Notices.  All notices and other communications
                         -------
     under this Agreement shall be in writing and shall be deemed given when delivered personally or mailed by certified mail, return receipt requested, to the parties (and shall also be transmitted by facsimile to the Persons receiving copies thereof) at the following addresses (or to such other address as a party may have specified by notice given to the other party pursuant to this provision):

          If to Purchaser or, after the Closing, Any Kind or U.S. Check:

               c/o Dollar Financial Group, Inc.
               Daylesford Plaza, Suite 210
               1436 Lancaster Avenue
               Berwyn, Pennsylvania 19312
               Attention: Donald F. Gayhardt, Vice President - Corporate Development
               Telephone No.: (610) 296-3400
               Telecopy No.: (610) 296-7844

          with a copy to:

               Weil, Gotshal & Manges LLP
               767 Fifth Avenue
               New York, New York
               Attention: William M. Gutowitz, Esq.
               Telephone No.: (212) 310-8000
               Telecopy No.: (212) 310-8007

          If to any Seller prior to the Closing:

               Any Kind Check Cashing Centers, Inc.
               10900 East 183rd Street
               Cerritos, California 90703
               Attention: Richard Anderson
               Telephone No.: (310) 809-0737
               Telecopy No.: (310) 809-0621
          with a copy to:

               GNS Development Corp.
               10555 East Firestone Boulevard
               Norwalk, California 90650
               Attention:  Lee Buttle
               Telephone No.: (310) 868-9956
               Telecopy No.: (310) 863-6709


          If to any Seller after the Closing:

               George H. Brimhall
               9211 North Martingale
               Paradise Valley, AZ  85253
               Telephone No.:  (602) 951-2444
               Telecopy No.:  (602) 991-8444


          with a copy to:

               GNS Development Corp.
               10555 East Firestone Boulevard
               Norwalk, California 90650
               Attention:  Leland Buttle
               Telephone No.: (310) 868-9956
               Telecopy No.: (310) 863-6709

     Any party may by notice change the address to which notice or other communications to it are to be delivered or mailed.

               10.11     Severability.  If any provision of this Agreement
                         ------------
     is invalid or unenforceable, the balance of this Agreement shall remain in effect.

               10.12     Binding Effect; Assignment.  This Agreement shall
                         --------------------------
     be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. Nothing in this Agreement shall create or be deemed to create any third party beneficiary rights in any person or entity not a party to this Agreement except as provided below. No assignment of this Agreement or of any rights or obligations hereunder may be made by any party hereto without the prior written consent of the other parties hereto and any attempted assignment without the required consents shall be void; provided, however, that the Purchaser may assign this Agreement
           --------  -------
     and any or all rights hereunder (including, without limitation, the Purchaser's rights to purchase the Shares and LP Interests and the Purchaser's rights to seek indemnification hereunder) to (i) any Affiliate of the Purchaser or (ii) after the Closing, to any purchaser or transferee of any of the stock or assets of Any Kind or any of the LP Interests or U.S. Check Assets. Upon any such permitted assignment, the references in this Agreement to the Purchaser shall also apply to any such assignee unless the context otherwise requires.

               10.13     Sellers' Representative.  Subject to the terms of
                         -----------------------
     that certain Sellers' Representative Agreement dated of even date herewith, George H. Brimhall ("Brimhall") is hereby irrevocably designated and authorized by each of the Sellers, as their representative (the "Sellers' Representative") to act for and represent the Sellers with respect to all matters arising out of
     Article IX hereof and in those other matters with respect to which this Agreement specifies that the Sellers' Representative shall or may act, as well as matters which require or permit notice to be given to any of the Sellers under this Agreement, and by his execution and delivery of this document, George H. Brimhall hereby accepts such designation and agrees to act as the Sellers' Representative with respect to all matters arising out of Article IX hereof and in those other matters with respect to which this Agreement specifies that the Sellers' Representative shall or may act, as well as matters which require or permit notice to be given to any of the Sellers under this Agreement.

               IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first written above.


                              DOLLAR FINANCIAL GROUP, INC.


                              By: /s/ Jeffrey A. Weiss
                                 ------------------------------------------
                                 Jeffrey A. Weiss
                                 Chairman of the Board,
                                  President and CEO


                              DFG HOLDINGS, INC.


                              By: /s/ Jeffrey A. Weiss
                                 ------------------------------------------
                                 Jeffrey A. Weiss
                                 Chairman of the Board,
                                  President and CEO

                              ANY KIND CHECK CASHING CENTERS, INC.


                              By:/s/ George H. Brimhall
                              -------------------------
                              George H. Brimhall, President


                              /s/ George H. Brimhall
                              ----------------------
                              George H. Brimhall, Individually and
                              as the Sellers' Representative


                              GHB Charitable Trust #1


                              By:/s/ Lynn R. Stratford
                              ------------------------
                              Lynn R. Stratford, Trustee


                              GHB Charitable Trust #2


                              By:/s/ Lynn R. Stratford
                              ------------------------
                              Lynn R. Stratford, Trustee


                              /s/ Leland Buttle
                              -----------------
                                  Leland Buttle


                              /s/ Jeffrey Brooks
                              ------------------
                                  Jeffrey Brooks


                              WLBR Trust


                              By:/s/ Stephen K. Brimhall
                              --------------------------
                              Stephen K. Brimhall, Trustee

                              SMBR Trust


                              By:/s/ Stephen K. Brimhall
                              --------------------------
                              Stephen K. Brimhall, Trustee


                              SKBR Trust


                              By:/s/ Leland J. Buttle
                              -----------------------
                              Leland J. Buttle, Trustee


                              Brimhall Children's Trust FBO
                              Wells A. Brimhall


                              By:/s/ Stephen K. Brimhall
                              --------------------------
                              Stephen K. Brimhall, Trustee


                              Brimhall Children's Trust FBO
                              Joy Brimhall


                              By:/s/ Stephen K. Brimhall
                              --------------------------
                              Stephen K. Brimhall, Trustee


                              Brimhall Children's Trust FBO
                              Grant E. Brimhall


                              By:/s/ Stephen K. Brimhall
                              --------------------------
                              Stephen K. Brimhall, Trustee


                              Brimhall Children's Trust FBO
                              Shelly Brimhall


                              By:/s/ Stephen K. Brimhall
                              --------------------------
                              Stephen K. Brimhall, Trustee


                              Brimhall Children's Trust FBO
                              Ryan A. Brimhall



                              By:/s/ Stephen K. Brimhall
                              --------------------------
                              Stephen K. Brimhall, Trustee

                              WSBR Trust


                              By:/s/ Leland J. Buttle
                              -----------------------
                              Leland J. Buttle, Trustee


                              MJBR Trust


                              By:/s/ Leland J. Buttle
                              -----------------------
                              Leland J. Buttle, Trustee


                              U.S. CHECK EXCHANGE LIMITED PARTNERSHIP,
                              AN ARIZONA LIMITED PARTNERSHIP
                              By:   ANY KIND CHECK CASHING CENTERS,
                                          INC., its General Partner


                              By:/s/ George H. Brimhall
                              -------------------------
                              George H. Brimhall, President


                              LRS Unitrust #3


                              By:/s/ Lynn R. Stratford
                              ------------------------
                              Lynn R. Stratford, Trustee


                              Marilyn Stratford Unitrust


                              By:/s/ Marilyn Stratford
                              ------------------------
                              Marilyn Stratford, Trustee



                              /s/ Cal S. Volkert
                              ------------------
                                  Cal S. Volkert

                              LCS Unitrust


                              By:/s/ Larry C. Stratford, Trustee
                              ----------------------------------
                              Larry C. Stratford, Trustee


                              CBS Unitrust


                              By:/s/ Carolyn B. Stratford, Trustee
                              ------------------------------------
                              Carolyn B. Stratford, Trustee


                              /s/ Charlene Stratford
                              ----------------------
                              Charlene Stratford


                              AMM Development Corporation


                              By:/s/ Thomas F. Clark
                              ----------------------
                              Name:  Thomas F. Clark
                              Title: President



                              /s/ Leland Buttle
                              -----------------
                                  Leland Buttle